                                                                 Exhibit 10.2.28


                                  FORM OF LEASE

          This lease ("Lease") is dated as of October 1, 1995, by and between [Fair Realty Company, a New Jersey partnership, having an office at c/o Dealership Management, 585 Route 440, Jersey City, New Jersey ("Landlord"), or such other Landlord as applicable] and [United Auto Group, Inc., a Delaware corporation, having an address at 375 Park Avenue, New York, New York 10022 or Individual Partnership (to be determined)] ("Tenant").

                              W I T N E S S E T H:

          That Landlord in consideration of the rents reserved in this Lease to be paid by Tenant and in consideration of the covenants, agreements and conditions herein contained to be observed and fulfilled by Tenant, hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the real property (the "Land") situate, lying and being, and, as more particularly bounded and described, in SCHEDULE A.

          TOGETHER with the Buildings and the Appurtenances (as hereinafter respectively defined; the Land, the Buildings and the Appurtenances, collectively, the "Premises").

          SUBJECT to the mortgages specified in EXHIBIT A and any easements, restrictions and other matters of record against the Premises as of the date hereof.

          TO HAVE AND TO HOLD the Premises unto Tenant, its successors and assigns, for a term commencing on October 1, 1995 (the "Term Commencement Date") and expiring on the last day of the calendar month in which occurs the end of a fifteen (15) year period from the Term Commencement Date, (September 30, 2010) unless this Lease shall sooner terminate as hereinafter provided, upon and subject to the terms and conditions hereinafter set forth.

          AND Landlord and Tenant covenant and agree as follows:

                                    ARTICLE I

                      BASE, ESCALATION AND ADDITIONAL RENT

          Section 1.1. BASE RENT. Tenant shall pay to Landlord during the term hereof in lawful money of the United States of America, by check subject to collection, at the address of the Landlord specified above or at such place as Landlord may from time to time designate, without notice or demand, net annual base rental (the "Base Rent"), in equal monthly installments in advance on the twenty-fifth (25th) day of the calendar month preceding the month to which such installment of Base Rent relates, at a rate per annum of ____, subject to
adjustment as provided in this Article 1.   Notwithstanding the foregoing (and
without limitation of any other rights or remedies provided to Landlord hereunder), if during any twelve (12) month period Tenant shall be more than five (5) days late in the payment of two (2) monthly installments of Base Rent hereunder, then, for the twelve (12) months following such second (2nd) instance, Base Rent hereunder shall be payable on the fifteenth (15th) day of the calendar month preceding the month to which such installment of Base Rent relates.

          Section 1.2. BASE RENT ADJUSTMENTS. The Base Rent shall be adjusted as follows:

          (a) the Base Rent shall be increased as of May 1, 2000 by an additional ______ per annum; and

          (b) on October 1 of each year subsequent to the year of the Term Commencement Date, the Base Rent shall be increased by the greater of (i) 2% of the Base Rent as of the September 1 immediately prior thereto, or (ii) seventy-five (75%) percent of (1) the percentage increase, if any, in the Consumer Price Index for Urban Consumers - New York - Northeastern New Jersey ("CPI-U") for the month of September of the year of calculation over (2) the CPI-U for September of the year prior to the year of calculation.

          Section 1.3. NET LEASE. This Lease shall be deemed and construed to be an absolutely "net lease", except as herein expressly provided to the contrary. It is the intent of Landlord and Tenant that the Base Rent shall be absolutely net to Landlord so that this Lease shall yield to Landlord the Base Rent, and that all costs, expenses, charges, assessments, impositions and obligations of every kind and nature relating to the Premises which may arise or become due during the Term, whether foreseen or unforeseen, ordinary or extraordinary, shall be the responsibility of Tenant, except (i) as expressly provided to the contrary in this Lease, or (ii) for obligations relating to Fee Mortgages and liens created by Landlord, or other agreements entered into by Landlord relating to the Premises, to the extent that the same are not expressly assumed in writing by Tenant or that Tenant expressly agrees to comply with the same hereunder. Tenant shall pay to Landlord the Base Rent and other payments hereunder free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction, demand, notice, or set-off, except as otherwise expressly provided in this Lease.

          Section 1.4. PRORATIONS; ADDITIONAL RENT; ADJUSTMENTS. (a) If the Term Commencement Date or the expiration date of the Term, or the date on which any rent adjustment shall become effective, shall be other than the first and last day, respectively, of a calendar month, the monthly installment of Base Rent for such month shall be prorated on a PER DIEM basis. If any period to which a payment of additional rent hereunder relates shall not be wholly within the Term of this Lease, such payment of additional rent shall be prorated on a PER DIEM basis.

          (b) All additional rent, sums, charges and other payments provided for under this Lease, other than Base Rent, shall be deemed additional rent and shall constitute rent payable hereunder with the same affect as if the same were Base Rent reserved and provided for herein and, in the event of the nonpayment by Tenant of such additional rent when due hereunder, Landlord shall have the same rights and remedies in respect thereof as Landlord shall or may have in respect of non-payment of Base Rent reserved and provided for herein.


                                   ARTICLE II

                               CERTAIN DEFINITIONS

          As used herein:

          (a)  "ADR" shall have the meaning ascribed thereto in Article 18;

          (b)  "AFFILIATE" means when used with reference to a specified Person,
(i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an executive officer or director of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity; and, (iii) when used with reference to a natural Person, any Person that is related to the specified Person by blood or marriage in the first degree of consanguinity; PROVIDED, HOWEVER, that no natural Person shall be deemed to be controlled by any other Person;

          (c) "AFFILIATE LEASES" shall mean this Lease and all other leases to be entered into contemporaneously herewith by Landlord (or Affiliates of Landlord) and Tenant (or Affiliates of Tenant), a list of all such Affiliate Leases being attached hereto as Exhibit B;

          (d) "AFFILIATE SUBLEASES" shall mean the subleases previously entered into or to be entered into contemporaneously herewith by Landlord (or Affiliates of Landlord) and Tenant (or Affiliates of Tenant), a list of such Affiliate Subleases being attached hereto as Exhibit C;

          (e)  "ALTERATIONS" shall have the meaning set forth in Section 10.1;

          (f) "APPURTENANCES" shall mean all easements, licenses, privileges, rights and appurtenances related to the Land or the Buildings;

          (g) "BUILDINGS" shall mean any buildings, structures or improvements now or hereafter erected or situated on the Land, the foundations and footings thereof, any and all fixtures, equipment, machinery and other tangible personal property of every kind and nature whatsoever now or hereafter affixed or attached hereto;

          (h)  "CONDEMNATION PROCEEDS" shall have the meaning set forth in
Section 9.2;

          (i)  "CONSTRUCTIVE TOTAL TAKING" shall have the meaning set forth in
Section 9.1;

          (j) "DEALERSHIPS" shall mean Fair Cadillac-Oldsmobile Corp., Fair Chevrolet Corp., Fair Infiniti, Inc., Fair Imports Corp., Fair Hyundai Corp., Fair Motors Corp. (d/b/a Fair Mitsubishi), Danbury-Mt. Kisco Saturn Corp. (d/b/a Saturn of Danbury), Hudson Toyota Inc., J & S Ford Inc., DiFeo Volkswagen Inc., DiFeo Hyundai Inc., J & F Oldsmobile Corp., DiFeo Subaru Inc., DiFeo Jeep-Eagle Inc., DiFeo Imports Inc. (d/b/a Jersey City Mitsubishi), Park Pontiac-GMC Truck, Inc., DiFeo Buick Inc., DiFeo Autocenter Inc. (d/b/a DiFeo DiFeo Mazda), DiFeo Leasing Corporation, Somerset Motors Inc. (d/b/a DiFeo Lexus), Gateway Oldsmobile Inc. (d/b/a DiFeo Volkswagen of Bridgewater), DiFeo B.M.W., Inc., County Auto Group Inc. (d/b/a County Toyota) and Rockland Motors Corp. (d/b/a Rockland Mitsubishi);

          (k)  "DEPOSITARY" shall have the meaning set forth in Section 11.1;

          (l)  "DEPOSITED SUMS" shall have the meaning set forth in Section
11.1;

          (m) "ENVIRONMENTAL AGENCY" shall mean the EPA, NJDEPE, NYDEC, CDEP, Occupational Safety and Health Administration, or other federal, state or local agency or authority with jurisdiction over Hazardous Substances or Environmental Laws;

          (n) "ENVIRONMENTAL DOCUMENTS" shall mean those documents known to Landlord as follows: (a) results of any analysis including, but not limited to, analysis of water, soil, air or asbestos samples, whether or not submitted to any Environmental Agency; (b) any inspection report of the Premises by any Environmental Agency; (c) any document or communication from any Environmental Agency concerning a Notice;

          (o) "ENVIRONMENTAL INVESTIGATIONS" shall mean all environmental investigations, audits, assessments or occupational and health studies of the Premises known to Landlord;

          (p) "ENVIRONMENTAL, HEALTH AND SAFETY MATTERS" shall mean any: (a) person, place, object, substance or matter (including discharges to air, water and soil) regulated by any Environmental Law; (b) matter which falls within the jurisdiction of any Environmental Agency; (c) matter which is the subject of any Notice, Environmental

Investigation, Environmental Documents, or Environmental Permits; (d) Release, Notice, Environmental Law, Environmental Agency, Environmental Investigation, Environmental Documents and Environmental Permits; (e) matter which is regulated by the Occupational Health and Safety Administration pursuant to 29 CFR 1910.120, dealing with Hazardous Waste Operations and Emergency Responses and 29 CFR 1910.1200 dealing with Hazard Communication or similar matters regulated by similar state or local agencies; (f) all events, proceedings, actions, filings, reports, investigations, remediations, conditions, violations, compliance obligations, operations, claims, lawsuits, losses, liabilities, fines, penalties, judgments, damages and expenses involving any issue of the environment under any Environmental Law and arising at, about or by reason of any of the Premises, the operation of any automobile dealerships, automobile rental and financing businesses and any automobile repair business as conducted by any of the Dealerships or their Affiliates, or their successors, whenever occurring or arising; and (g) health and/or safety issues or matters which are related to any of the foregoing;

          (q)  "ENVIRONMENTAL LAW" shall mean: (a) CERCLA; (b) RCRA; (c) OSHA;
(d) ISRA; (e) the Spill Act; (f) the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10a-21 ET SEQ.; (g) the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10a-1 ET SEQ. ("WPCA"); (h) the New Jersey Air Pollution Control Act, as amended, N.J.S.A. 26:2c-1 ET SEQ. ("APCA"); (i) the New York Air Pollution Control Act, E.C.L. Section 27-0101 ET SEQ. - Collection, Treatment and Disposal of Refuse and Other Solid Waste; Conn. Gen. Stat Section 22a-134 ET SEQ., the Connecticut Transfer Act; Conn. Gen.
State. Section 22a-170 ET SEQ.   -- Air Pollution Control; Con. Gen. State
Section 22a-114 ET SEQ. -- Hazardous Waste; Conn. Gen. Stat. Section 22a-207 ET SEQ. -- Solid Waste Management; Conn. Gen. Stat. Section 22a-416 ET SEQ. -- Water Pollution Control; Conn. Gen. Stat. Section 22a-452a -- Super lien; Conn. Gen. Stat. Section 22a-449a ET SEQ -- Underground Storage Tanks; Conn. Gen. Stat. Section 22a-36 -- Inland Wetlands and Watercourses; Conn. Gen. Stat.
Section 22a-342 ET SEQ. -- Stream Channel Encroachment; Conn. Gen. Stat. Section 22a-365 ET SEQ. -- The Connecticut Water Diversion Policy Act; Conn. Gen. Stat.
Section 22a-401 ET SEQ. -- Dams and Reservoirs; Conn. Gen. Stat. Section 22a-600 -- Community Right-to-Know; Conn. Gen. Stat. Section 25-39e ET SEQ. -- Community Right-to-Know; and Conn. Gen. Stat. Section 29-307a ET SEQ. -- Community Right-to-Know and (n) any and all past, present and future laws, including common laws, statutes, ordinances, regulations, permits, executive orders or directives, federal, state and local in any way related to the protection of human health or the environment applicable to the particular Real Property or Dealership in question;

          (r) "ENVIRONMENTAL PERMITS" shall mean any official documents or certificates issued by an Environmental Agency pursuant to any Environmental Law which authorizes or regulates the conduct of business or activities and which documents or certificates are required under that Environmental Law;

          (s)  "EVENT OF DEFAULT" shall have the meaning set forth in Article
15;

          (t) "FEE MORTGAGE" shall mean any mortgage or deed of trust placed upon fee title to all or any portion of the Premises, and all renewals, refinancings, modifications, replacements and extensions thereof; and "FEE MORTGAGEE" shall mean the holder of any Fee Mortgage;

          (u) "FULL INSURABLE VALUE" shall mean the actual replacement cost of the Buildings (excluding foundation and excavation costs) and shall be determined at the request of Landlord by an architect, appraiser, appraisal company or one of the insurers, selected by Landlord and reasonably acceptable to and paid for by Tenant, but such determination shall not be required to be made more frequently than once every 36 months, unless such determination is required by an Institutional Fee Mortgagee;

          (v)  "GUARANTOR" shall have the meaning set forth in Section 15.1.

          (w) "HAZARDOUS SUBSTANCE" shall be defined, for the Premises and with regard to obligations as to each particular law as hereafter referenced, as any "hazardous chemical", "hazardous substances", "hazardous waste", "hazardous material" or similar term as defined in any Environmental Law applicable to the Premises at the Closing Date, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Industrial Site Recovery Act, as amended N.J.S.A. 13:1k-6 ET SEQ. ("ISRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11, ET SEQ. ("Spill Act"), the Solid Waste Management Act, N.J.S.A. 13:1K-1 ET SEQ.

("SWMA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58: 10-23.11, ET SEQ. ("Spill Act"), the Solid Waste Management Act, N.J.S.A. 13:1K-1 ET SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 ET SEQ. ("RCRA"), the Occupational Safety and Health Act of 1970, as amended 27 U.S.C. Section 651 ET SEQ. ("OSHA"), the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10a-21 ET SEQ., any Article of the Environmental Conservation Law of New York State, including, but not limited to, any Title of E.C.L. Article 27, and any other present or future federal, state or local environmental law, ordinance, rule, regulation, order, directive or policy dealing with environmental protection. For real property in Connecticut, if any, the term "Hazardous Substances" with regard to obligations as to each particular law hereafter referenced shall include substances defined as "hazardous waste," "chemical liquids," "oil or petroleum," "solid liquid or gaseous products," or "Wasteoil," under Conn. Gen. Stat. Section 22a-448; "hazardous waste" under Conn. Gen. Stat. Section 22a-115; "hazardous waste" under Conn. Gen. Stat. Section 22a-134(4) (Connecticut Transfer Act); "pesticide" under Conn. Gen. Stat. Section 22a-47(w); "PCB" under Conn. Gen. Stat. Section 22a-463(b); "hazardous substance" under Conn. Gen. Stat. Section 25-39d; "hazardous material" under Conn. Gen. Stat. Section 29-307a(2); "hazardous substance" under Conn. Gen. Stat. Section 22a-134p; "carcinogenic substance" under Conn. Gen. Stat. Section 19a-329; "Connecticut Regulated Wastes" under the Connecticut Department of Environmental Protection Policy document entitled "Interim Status Standards for Commercial Connecticut Regulated Waste Facilities"; "hazardous air pollutant" under Section 22a-174-1 of the Regulations of Connecticut State Agencies; "toxic substance or hazardous substance" under Section 22a-430-3(a) (3) of the Regulations of Connecticut State Agencies (Wastewater Discharge Regulations) and "toxic substance" under Conn. Gen. Stat. Section 31-40(i);

          (x)  "IMPOSITIONS" shall have the meaning set forth in Section 3.1;

          (y) "INSTITUTION" shall mean a savings and loan association, a savings bank, a commercial bank or trust company (whether acting individually or in any fiduciary capacity), an insurance company, an educational institution or a state, municipal or similar public employees' welfare, pension or retirement fund or system, a real estate investment trust, a real estate fund, or investment banking company or any other corporation or organization subject to supervision and regulation by the insurance or banking departments of the State of New York, the State of New Jersey, the State of Connecticut, or the United States Treasury, or any successor department or departments hereafter exercising the same functions as said departments;

          (z) "INSTITUTIONAL FEE MORTGAGE" and "INSTITUTIONAL FEE MORTGAGEE" shall mean, respectively, a Fee Mortgage held by an Institution and the Institution which is the holder of an Institutional Fee Mortgage;

          (aa) "INSTITUTIONAL MORTGAGE" and "INSTITUTIONAL MORTGAGEE" shall mean, respectively, a Mortgage held by an Institution and the holder of an Institutional Mortgage;

          (bb) "LANDLORD GUARANTY" shall have the meaning ascribed thereto in
Section 15.12;

          (cc) "LAWS" shall have the meaning set forth in Section 7.1;

          (dd) "MANUFACTURER" shall mean an entity with which Tenant is a party to an automobile service or franchise agreement.

          (ee) "MORTGAGE" shall mean any mortgage or deed of trust constituting a lien on Tenant's interest in this Lease and all renewals, refinancings, modifications, replacements and extensions thereof;

          (ff) "NOTICE" means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other written communication actually received by or known to Landlord or Tenant which is the subject of the Notice, from the New York Department of Environmental Conservation ("NYDEC"), Connecticut Department of Environmental Protection ("CDEP"), New Jersey Department of Environmental Protection and Energy ("NJDEPE"), the United States Environmental Protection Agency ("EPA") the Occupations Safety and Health Administration or any other federal, state or local agency or authority, concerning any act or omission which resulted, is resulting or which may result in a Release or any other violation of any Environmental Law. "Notice" includes the imposition of any liens on real property, assets, personal property, or revenues pursuant to any Environmental Law (as hereafter defined);

          (gg) "PERSON" means any individual, firm, partnership, corporation, trust or other entity.

          (hh) "PRIME RATE" shall mean the prime commercial lending rate from time to time announced by The Chase Manhattan Bank, N.A. ("Chase") to be in effect at its principal office in New York, New York or, if Chase no longer announces such a rate, then a comparable rate selected by Landlord and reasonably acceptable to Tenant;

          (ii) "RELEASE" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing or dumping of Hazardous Substances onto lands or into waters in violation of Environmental Laws;

          (jj) "SPACE TENANT" shall have the meaning set forth in Section 14.7;

          (kk) "TENANT GUARANTY" shall have the meaning, ascribed thereto in
Article 29.1;

          (ll) "TERM" shall be as defined in the granting clause of this Lease;

          (mm) "TRACE" shall mean Trace International Holdings, Inc. a Delaware corporation having an office at 375 Park Avenue, New York, New York, 10022;

          (nn) "TRACE GUARANTY" shall have the meaning of ascribed thereto in
Article 29.3;

          (oo) "UAG" shall mean United Auto Group, Inc., a Delaware corporation having an office at 375 Park Avenue, New York, New York, 10022;

          (pp) "UAG GUARANTY" shall have the meaning ascribed thereto in Article 29.2;

          (qq) "WORK" shall have the meaning set forth in Section 11.2.


                                   ARTICLE III

                                   IMPOSITIONS

          Section 3.1. PAYMENT OF IMPOSITIONS. As additional rent, Tenant shall pay, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof (or at such earlier and commercially reasonable time as is required by an Institutional Fee Mortgagee or a Fee Mortgagee which is not an Institution), all real estate taxes, assessments, special assessments, water and sewer rates and charges, vault charges, occupancy taxes measured by income, license and permit fees and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature (collectively, "Impositions") which are assessed, levied, confirmed, imposed or become a lien upon or are due and payable with respect to the Premises or the sidewalks or streets in front of or adjoining the same, or are assessed, levied, confirmed or imposed upon Landlord as owner of the Premises and/or as the Landlord under this Lease or as the recipient of rents or other charges produced by this Lease, and which become or are payable, during the Term (including any interest imposed thereon by reason of an election to pay the same in installments), and any and all other taxes, assessments and charges levied, assessed or imposed upon the Premises or any portion thereof or upon Landlord as an owner of the Premises and/or as the Landlord under this Lease or in respect of the rents or other charges produced by this Lease in lieu of or in addition to the foregoing, including in substitution of or in addition to any other Impositions (for such purpose, the Imposition in question shall be calculated as if the Premises were the sole asset of Landlord); provided, that if, by law, any Imposition is payable or at the option of the taxpayer may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Tenant may pay the same (and any accrued interest on the unpaid balance) in installments (and Landlord shall cooperate with Tenant in any application by Tenant to pay the same in installments) and shall pay only such installments as may become due during the Term as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for non-payment thereof (or at such earlier and commercially reasonable time as is required by an Institutional Fee Mortgagee or a Fee Mortgagee which is not an Institution); and provided, further, that any Imposition relating to a fiscal period of a taxing authority, a part of which period is included within the Term of this Lease and a part of which is included in a period of time after the expiration or earlier termination of this Lease, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed or become a lien upon the Premises, or shall become payable, during the Term) be appropriately pro-rated between Landlord and Tenant.

          Section 3.2. TAXES NOT INCLUDED IN IMPOSITIONS. Nothing in this Lease contained shall require Tenant to pay any franchise, income, corporate, estate, inheritance, succession, capital levy, stamp or transfer tax of Landlord or other taxes imposed on taxpayers generally as opposed to the owners of real property or on rents in particular. In the event of a dispute between Landlord and Tenant as to whether or to what extent a tax is an Imposition, such dispute shall be determined by ADR in the manner provided in Article 18.

          Section 3.3. RECEIPTS FOR IMPOSITIONS. Tenant shall, upon request of Landlord, furnish to Landlord within fifteen (15) days after the date when any Imposition is payable, official receipts of the appropriate taxing authority, or other evidence satisfactory to Landlord, evidencing the payment thereof.

          Section 3.4. RIGHT TO CONTEST IMPOSITIONS. Tenant, after prior notice to Landlord, shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings, and to pay any Imposition under protest or with reservation of rights. Notwithstanding Section 3.1, and only if payment of the Imposition in question would bar such contests, Tenant may postpone such payment pending resolution of such contest if (i) Tenant deposits with Landlord in cash, cash equivalents or a clean, irrevocable letter of credit in form and with an issuer reasonably acceptable to Landlord, as a reserve for payment thereof, the amount of such Impositions being contested, plus all fines, interest, penalties and costs which may become due pending the determination of such contest, in such amounts as Landlord may reasonably request from time to time, and (ii) no part of the Premises shall be in any danger of sale or forfeiture within the next 120 days by reason of such nonpayment; provided, however, that Tenant may not postpone such payment if (i) postponement of such payment would violate the terms and provisions of any Institutional Fee Mortgage (and the Institutional Fee Mortgagee refuses to waive the same), or (ii) Tenant does not comply with the terms and conditions of such Institutional Fee Mortgage, relating to such postponement (but Tenant will not be obligated to deposit sums for the same obligations with both Landlord and an Institutional Fee

Mortgagee). Upon the termination of such proceedings, or if the Premises at any time become in danger of sale or forfeiture by reason thereof within the next 120 days, Tenant shall pay the amount of such Imposition or part thereof, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith. Without limiting the foregoing, Tenant shall have the right to apply for a reduction in the assessed valuation of the Premises or for an abatement of or exemption from any Imposition, for any fiscal or tax year during any part of which the Term of this Lease is in effect. Landlord shall, at Tenant's request, join in any such proceedings or permit the same to be brought in its name if required by law. Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings unless Landlord intervenes and takes an affirmative part therein (but Tenant shall be entitled to control such proceedings, and Tenant shall indemnify and save harmless Landlord from any such costs or expenses, except in the case of such intervention.) If Tenant has not commenced such a proceeding for a particular period or Imposition within a reasonable time prior to the last date on which such a proceeding may be commenced, and fails to commence the same within thirty (30) days after notice from Landlord referring to this Section, Landlord shall have the right to commence, maintain and control, at Landlord's sole cost and expense, such a proceeding (a "Landlord Proceeding") for such period or Imposition. Any refund or rebate of any Impositions and interest or penalties thereon shall belong to Landlord except to the extent it is based on a payment made by Tenant or to a payment made by Landlord to the extent Landlord has been reimbursed therefor by Tenant, in which case it shall belong to Tenant, notwithstanding the expiration or sooner termination of this Lease. Any refund or rebate so belonging to either party and received by the other party shall be deemed trust funds and as such are to be received by the recipient party in trust and forthwith paid to the other party, in accordance with this Article. Each party agrees, promptly upon request by the other party, to execute and deliver any receipt which may be necessary to effectuate the provisions of this Section. If any such refund or rebate is subject to apportionment between Landlord and Tenant as hereinabove provided, all costs and expenses (including experts and attorney's fees and disbursements) incurred by Tenant, or by Landlord in the case of a Landlord

Proceeding, in connection with obtaining such refund or rebate shall first be deducted from the amount thereof.

          Section 3.5. EVIDENCE OF IMPOSITIONS. The certificate, advice, bill or receipt by an appropriate official legally authorized to make or give the same shall be PRIMA FACIE evidence that an Imposition was due and payable on the date thereof, or has been paid, and either party shall be entitled to rely thereon.

          Section 3.6. TENANT TAXES. Tenant shall at all times be responsible for and shall pay directly to the applicable taxing authority, before delinquency, all taxes and assessments which shall or may during the Term be charged, levied, assessed or imposed on Tenant with respect to Tenant's right to occupy the Premises and any personal property of any kind owned, used or installed by Tenant at the Premises or in connection with (a) the operation of the Premises or (b) Tenant's business conducted on or at the Premises.

          Section 3.7. PAYMENTS TO INSTITUTIONAL FEE MORTGAGEE. If the provisions of a Fee Mortgage permit an Institutional Fee Mortgagee, or a Fee Mortgagee which is not an Institution, to require payment of some or all of the Impositions by Landlord to be held in escrow by such Fee Mortgagee to enable such Fee Mortgagee to pay the same, and such Fee Mortgagee so requires, then Tenant, at the direction of Landlord, shall make such payments to such Fee Mortgagee (or to Landlord, as directed by Landlord, in which event Landlord agrees to pay the same to such Fee Mortgagee) in the amounts and at the times required by such Fee Mortgagee. Payment of such amounts by Tenant shall be deemed, to the extent thereof, to relieve Tenant of its obligations hereunder with respect to such Impositions. If such Fee Mortgagee fails or refuses to apply the sums so paid by Tenant in payment when due of the Impositions to which such sums relate (unless applied by such Fee Mortgagee to cure a default under its Fee Mortgage, which default resulted from the failure by Tenant to perform or observe an obligation imposed against it under this Lease, within applicable grace periods hereunder), and if Landlord shall not pay or cause to be paid such Impositions within thirty (30) days after demand by Tenant, Tenant may, at its option, pay the same and offset the sums so paid against the next Base Rent due hereunder and Landlord shall, if insufficient Base Rent shall thereafter be payable, pay the same to Tenant; provided, however, that if within such thirty
(30)
day period Landlord disputes Tenant's right to such offset by notice to Tenant, then the matter shall be resolved by ADR as provided in Article 18, pending resolution of which dispute by ADR, Tenant shall have no right to an offset.

          Section 3.8. ALLOCATION. If the Premises are a part of a single tax lot with the premises demised under one or more other Affiliate Leases, then Tenant and the tenants under such Affiliate Leases shall apportion the Impositions thereon between themselves on a going-forward basis, subject to the consent of the Landlords under this Lease and such Affiliate Leases, such consent not to be unreasonably withheld, or if such Landlords and Tenants shall fail to reach agreement, by ADR pursuant to Article 18 hereunder and under such Affiliate Leases, but Tenant shall in all events be jointly and severally liable with the tenants under such other Affiliate Leases for the payment of all Impositions assessed on the basis of such single tax lot.

          Section 3.9. SURVIVAL. The provisions of this Article 3 shall survive the expiration or sooner termination of this Lease.


                                   ARTICLE IV

                                    INSURANCE

          Section 4.1. REQUIRED INSURANCE. At all times during the Term of this Lease, Tenant shall, at Tenant's sole cost and expense, keep, provide and maintain in force the following insurance:

          (i) Property insurance covering the Buildings against loss or damage from such causes or loss as are embraced by insurance policies of the type now known as "All Risks" or "Open Perils" property insurance on a replacement cost basis with the Agreed Value Endorsement waiving co-insurance, all in an amount not less than one hundred percent (100%) of the then Full Insurable Value, without deduction for physical depreciation thereof. Such property insurance shall include a Demolition and Increased Cost of Construction Endorsement as well as such other insurance as the Landlord may from time to time reasonably require to cover other risks and hazards affecting the Premises;

          (ii) Flood insurance if the Premises is located in a designated flood zone area;

          (iii) Boiler and machinery insurance insuring against loss or damage to the Premises and to the major components of any heating, air-conditioning or other ventilation systems and/or such other machinery or apparatus as may be now or hereafter installed in the Premises, in such amounts as Landlord may from time to time reasonably require;

          (iv) General liability insurance insuring against claims for personal injury (including, without limitation, bodily injury or death), property damage liability and such other loss or damage from such causes of loss as are embraced by insurance policies of the type now known as "Commercial General Liability Insurance," all in such amounts as Landlord may from time to time reasonably require. Landlord currently requires such insurance to be in the amount of $10,000,000 combined single limit per occurrence. Such insurance coverage shall be issued and maintained on an "occurrence" basis;

          (v) Workmen's compensation insurance covering employees of Tenant, in statutory limits;

          (vi) Business interruption or rental insurance for the benefit of Landlord covering the full monthly rental (including all Base Rent and additional rent) due from time to time hereunder.

          (vii) In addition to, and not in limitation of the above requirements, such insurance as may be reasonably required by any Institutional Fee Mortgagee or Fee Mortgagee not an Institution; and

Subject to clause (vii) above, if applicable, if either Landlord or Tenant believes that the insurance described above is less or different than, or is greater or more extensive than, that which is then customarily maintained by prudent owners of comparable properties for comparable uses, the insurance required above shall be so adjusted if either (A) the parties agree on the adjustment, or (B) by ADR instituted by either party under Article 18, if it is determined that the party requesting the change in insurance is correct in its belief as aforesaid.

          Section 4.2. INSURERS; FORM OF POLICY. All insurance provided for under this Lease shall be effected under valid enforceable policies by insurers of recognized responsibility who may legally issue such insurance in the

State in which the Premises is located, and reasonably acceptable in form, amount and content, to Landlord and reasonably acceptable to any Institutional Fee Mortgagee. Upon the execution of this Lease, certificates in respect of the policies procured by Tenant pursuant to Section 4.1 shall be delivered to Landlord. Within fifteen (15) days after the execution hereof, Landlord shall be furnished with the original or certified copies of each policy required hereunder. At least twenty (20) days prior to the expiration of any policy required hereunder Tenant shall furnish Landlord with appropriate proofs of the issuance of a policy continuing in force the insurance covered by the policy so expiring. To the extent reasonably obtainable, all policies referred to in
Section 4.1 shall contain agreements by the insurers that (a) any loss shall be payable to Landlord and to the holder of any Fee Mortgage to whom loss may be payable as hereinafter provided, notwithstanding any act or negligence of Tenant which might otherwise result in forfeiture of said insurance, or affect the validity or enforceability thereof, (b) such policies shall not be cancelled or materially modified except upon at least twenty (20) days prior written notice to each named insured and loss payee and (c) the coverage afforded thereby shall not be affected by the performance of any work in or about the Premises.

          Section 4.3. PAYMENT OF PROCEEDS. (a) The insurance policy described in Section 4.1(iv) shall name Landlord, any Fee Mortgagee and any Mortgagee as additional insureds.

          (b)  The insurance policies described in Section 4.1(i), (ii) and
(iii) shall name Landlord, Tenant, any Fee Mortgagee and any Mortgagee as named insureds, as their interests may appear, and shall provide that proceeds shall be paid to Landlord or any Fee Mortgagee, as their interests may appear, and not to Tenant or any Mortgagee, which proceeds shall be held by Landlord or by any Fee Mortgagee pursuant to the terms of this Lease, and shall, to the extent required by an Institutional Fee Mortgagee or a Fee Mortgagee which is not an Institution, contain a standard, non-contributory mortgagee clause or Lender Loss Payable Endorsement.

          (c) So long as there shall be an Institutional Fee Mortgagee, any business interruption or rental value policy or similar policy for the Premises shall name such Institutional Fee Mortgagee as the loss payee thereunder, or if there shall be no Institutional Fee Mortgagee then Tenant shall be named as the loss payee thereunder. Upon receipt of such proceeds by an Institutional Fee Mortgagee, such proceeds shall be deemed payments of Base Rent and additional rent hereunder and shall be deemed to have been so applied by the Institutional Fee Mortgagee; to the extent that such proceeds relate to Impositions or insurance premiums, and the Institutional Fee Mortgagee fails or refuses to apply the same to such Impositions or insurance premiums, then Tenant shall have rights comparable to the rights specified in Section 3.7 as to payments on account of Impositions which an Institutional Fee Mortgagee so fails to apply; the balance of any proceeds after restoration of the Buildings shall be promptly paid to Tenant (or, if not so paid, Tenant shall be entitled to offset the same against the next Base Rent or additional rent due hereunder).

          (d) All such policies shall expressly provide that loss thereunder shall be adjusted and paid as provided in Section 4.4 and this Section. Any loss paid to Landlord or Tenant which, pursuant to the requirements contained in this Lease, should have been paid to the other party, or to any Fee Mortgagee, shall be held by the receiving party in trust and shall be promptly turned over to the person entitled thereto under this Lease.

          Section 4.4. ADJUSTMENT OF LOSS. Landlord and Tenant shall cooperate reasonably and in good faith and shall use their reasonable efforts to cause any Fee Mortgagee or Mortgagee to cooperate reasonably and in good faith to adjust any loss under a policy of insurance required to be maintained by Tenant under this Lease expeditiously and favorably, recognizing Landlord's ownership of the Buildings and Tenant's obligation to effect restoration at its expense, without an abatement of Base Rent and additional Rent hereunder. Subject to the rights of an Institutional Fee Mortgagee or a Fee Mortgagee which is not an Institution, adjustment of any such loss shall be subject to the consent of Landlord and Tenant, which consent shall not be unreasonably withheld.

          Section 4.5. BLANKET POLICIES. Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amounts and with companies provided for under Section 4.1, under a blanket insurance policy or policies which can cover other properties owned, leased or operated by Tenant (or any Affiliate of Tenant) as well as the Premises; provided, that any such policy of insurance provided for under Section 4.1(i) shall specify therein, or Tenant shall furnish Landlord and the holder of any Fee Mortgage with a written statement from the insurers under such policies specifying, the amount of the total insurance allocated to the Buildings, which amount shall comply with the requirements of
Section 4.1. Tenant shall furnish to Landlord and to the holder of any Fee Mortgage, within thirty (30) days after the filing thereof with any insurance rate-making body, copies of the schedule or make-up of all property covered by every such policy of blanket insurance. Notwithstanding the foregoing, if the taking out by Tenant of any such blanket insurance policy would require the consent or waiver of an Institutional Fee Mortgagee, so as not to constitute a default under the terms of an Institutional Fee Mortgage, then Tenant must obtain such consent or waiver in order to benefit from the provisions of this Section as to the insurance question.

          Section 4.6.  DEDUCTIBLES.  All insurance provided for under Section
4.1 may contain loss deductible clauses in such reasonable and customary maximum amounts as Landlord shall approve, which approval shall not be unreasonably withheld. In the event of a dispute between Landlord and Tenant as to the amount which may be deductible under a policy, or otherwise as to the insurance required under this Article, such dispute shall be determined by ADR in the manner provided in Article 18.

          Section 4.7. WAIVER OF SUBROGATION. Landlord hereby waives its rights of recovery against Tenant, its subtenants and their respective successors and assigns for any losses to the Premises covered by fire and extended coverage insurance (or otherwise covered by insurance maintained by either party), but only to the extent of the actual recovery. In consideration therefore Tenant hereby waives its rights of recovery against Landlord, its successors and assigns, for any losses to the Premises covered by fire and extended coverage insurance (or otherwise covered by insurance maintained by either party) but only to the extent of the actual recovery. The above referred to waivers shall only be applicable with respect to loss or damage occurring during such time as the waiving party's policy shall contain a clause or endorsement to the effect that any such waiver shall not adversely affect or impair the right of the party so waiving from recovering thereunder. Each party shall obtain from its insurance carriers, at its expense, and will deliver to the other party waivers of the subrogation rights and the statement described in the preceding sentence under its respective policies as herein provided.

          Section 4.8. OTHER INSURANCE. (a) Tenant may insure its own property at the Premises in such manner as Tenant deems advisable and shall be entitled to all proceeds therefrom.

          (b) Neither Landlord nor Tenant shall carry any insurance concurrent in coverage or contributory in the event of loss with any insurance which is required to be carried by Tenant hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under the insurance policy required to be maintained by Tenant hereunder. Landlord shall immediately notify Tenant of the taking out of any such insurance and the terms thereof.

          Section 4.9. RENEWAL. Notwithstanding anything hereinabove to the contrary, Tenant shall annually provide Landlord with a renewal policy and paid receipt at least 30 days prior to expiration of the then current policies, for one year's premium for all insurance required under this Lease.


                                    ARTICLE V

                    RIGHT TO PERFORM OTHER PARTY'S COVENANTS

          Section 5.1. RIGHT TO PERFORM OTHER PARTY'S COVENANTS. (a) If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord may perform the same at the expense of Tenant (i) immediately and without notice in the case of (x) emergency, or (y) the taking of any action required to prevent an imminent lapse or termination of any insurance policy required to be obtained by Tenant hereunder, or (z) the taking of any action required to prevent an imminent default under any Fee Mortgage (but will provide Tenant with prompt notice thereafter); and (ii) in any other case if Tenant shall fail to remedy such default after Landlord shall have notified Tenant of such default and the applicable grace period for curing such default shall have expired, and such failure continues after three (3) business days from the date of the giving by Landlord to Tenant of a further notice of Landlord's intention to so perform; provided, however, that, in the case of a failure which for causes beyond Tenant's reasonable control (the failure to pay money shall not be deemed beyond a party's reasonable control) cannot with due diligence be cured within such grace period, such grace period shall be deemed extended if Tenant
(x) shall promptly upon the receipt of such first notice, advise Landlord of Tenant's intention to institute all steps necessary to cure such failure and (y) shall institute and thereafter with reasonable dispatch prosecute to completion all steps necessary to cure the same.

          (b) If Landlord shall default in the performance of any of its obligations under this Lease, Tenant may perform the same at the expense of Landlord (i) immediately and without notice in the case of (x) emergency, (y) the taking of any action required to prevent an imminent lapse or termination of any insurance policy required to be obtained by Tenant hereunder due to such default, or (z) the taking of any action required to prevent an imminent default under any Mortgage (but will provide Landlord with prompt notice thereafter) and
(ii) in any other case if such failure continues after thirty (30) days from the date of the giving by Tenant to Landlord of notice of intention so to perform the same or, in the case of a failure which for causes beyond Landlord's reasonable control (the failure to pay money shall not be deemed beyond a party's reasonable control) cannot with due diligence be cured within such thirty (30) day period, such thirty (30) day period shall be deemed extended if Landlord (x) shall promptly upon the receipt of such notice, advise Tenant of Landlord's intention to institute all steps necessary to cure such failure and
(y) shall institute and thereafter with reasonable dispatch prosecute to completion all steps necessary to cure the same; provided that, at the expiration of the period described in this clause (ii), such default continues after three (3) business days from the date of the giving by Tenant to Landlord of a further notice of Tenant's intention to perform the same.

          Section 5.2. REIMBURSEMENT OF CURING PARTY. All sums paid by either party affecting a cure pursuant to Section 5.1 and all necessary incidental costs and expenses paid or incurred by such party in connection with the performance of any act by such party pursuant to said Section, together with interest thereon from the date of making of such expenditure by such party at a rate two (2%) percent above the Prime Rate, shall be payable by the other party to such curing party within thirty (30) days after demand therefor accompanied by evidence reasonably establishing that the expenditure has reasonably been made. Nothing contained herein shall be deemed or construed to permit Tenant to make any set-off against Tenant's obligations to pay Base Rent or additional rent, except as may otherwise be expressly provided in this Lease.


                                   ARTICLE VI

               USE; CONDITION OF PREMISES; COVENANTS AGAINST WASTE
                     AND TO REPAIR AND MAINTAIN THE PREMISES


          Section 6.1. USE. (a) Tenant shall have the right to use the Premises for (i) a motor vehicle dealership, vehicle showroom, vehicle storage, used vehicle sales, vehicle body shop (but only if a vehicle body shop use was a use of the Premises during December, 1991), service and maintenance facilities, general executive and administrative offices in connection with such uses, any uses ancillary or customarily exercised in connection therewith, and (ii) any other uses for which the Premises during December, 1991 were in fact used (collectively, "Vehicle-Related Uses").

          (b)  Intentionally omitted.

          (c) Tenant shall be entitled to use all or any portion of the Premises for any lawful use other than as described in subsection (a) of this Section, provided that Tenant shall have received Landlord's consent to such use, which consent Landlord shall not unreasonably withhold (without limitation, it shall not be unreasonable for Landlord to withhold its consent to such use if such use is disreputable, would cause the Premises to become subject to compliance with the remedial provisions of ISRA (or a similar state statute requiring environmental testing and/or remediation) prior to the sale or other transfer of the Premises, upon the occurrence of any assignment of this Lease or sublease of all or part of the Premises, or upon the expiration or sooner termination of this Lease or cessation of operations at the Premises, or would increase in any material respect the risk of environmental contamination of the Premises, and it shall not be unreasonable for Landlord to take into account any material adverse effect of such change in use on contiguous properties owned by Landlord or Affiliates of Landlord, including those which are subject to Affiliate Leases or

Affiliate Subleases). The parties acknowledge that there is no agreement under this Lease that Tenant shall use all or any portion of the Premises for any particular use or uses during the term of this Lease. Any dispute between the parties under this subsection (c) or subsection (d) hereafter shall be determined by ADR as provided in Article 18.

          (d) Tenant shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in whole or in part, in a manner which in any way (i) violates any certificate of occupancy affecting the Premises; (ii) violates or breaches the provisions of any recorded easement, restriction or the like affecting the Premises on the date hereof or entered into after the date hereof with the prior consent of Tenant; (iii) violates any present or future law, rule or requirement of any governmental, public or quasi public authority having jurisdiction over the Premises; (iv) makes void or voidable any insurance in force with respect to the Premises; or (v) constitutes a public or private nuisance.

          Section 6.2. CONDITION OF PREMISES. (a) The parties hereto hereby acknowledge and agree that Landlord is delivering, and Tenant is accepting, the Premises in their "as is" condition on the date hereof. Tenant acknowledges that it has inspected, examined and investigated to its full satisfaction the Premises and the uses thereof and any other matter of concern to Tenant with respect to the Premises, that Tenant accepts the Premises in their present condition (after having occupied same) without any representation or warranty whatsoever by Landlord as to the condition of the Premises or the value thereof or the utility thereof or usefulness for any particular purpose or any other matter or thing relating in any way to the Premises, and that Tenant acknowledges that Landlord has not made and does not make, and Tenant is not relying upon, any representation or warranty, except as herein expressly provided, as to the physical condition, quality, value or character or any other matter relating to or affecting the Premises.

               (b) Landlord represents and warrants to Tenant, which representations and warranties are a material inducement to Tenant entering into this Lease, as follows:

                    (i) The mortgages specified in Exhibit A are the only Fee Mortgages encumbering or affecting all or any part of the Premises as of the date hereof, and true and complete copies of the Fee Mortgage documents or documents evidencing or affecting such lien, as in effect on the date hereof, have been previously delivered to Tenant.

                    (ii) The easements, restrictions and other matters of record as of December, 1991, and any unrecorded agreements of a similar nature to which Tenant would be subject hereunder, do not materially adversely affect, individually or in the aggregate, the use of the Premises, as the Premises were used in December, 1991.

                    (iii) The actual uses being made of the Premises during December 1991 were permitted by all applicable zoning laws, or (if not permitted by zoning laws) were lawful nonconforming uses, and all certificates of occupancy required for such use in December 1991 were obtained and were in full force and effect.

                    (iv) To the actual knowledge of Landlord, Joseph C. DiFeo and Samuel X. DiFeo, as of December, 1991 there were no material structural defects in the Premises on the date hereof, except as set forth on EXHIBIT D.

                    (v) Landlord is a fee owner of the Premises and all prior tenancies and rights of occupancy at the Premises or any part thereof, other than those of Tenant, have been terminated.

          Section 6.3. NO WASTE. Tenant shall not cause or permit any waste to the Premises.

          Section 6.4. MAINTENANCE AND REPAIR. Tenant shall keep the Premises, all systems, and the adjoining sidewalks, curbs and any vaults clean and in good condition and repair, free of accumulations of dirt, rubbish, snow and ice, and shall make all necessary repairs and replacements, whether structural or non-structural, interior or exterior, ordinary as well as extraordinary, foreseen as well as unforeseen.

          Section 6.5. REMOVAL OF PROPERTY. Tenant shall not remove or permit the removal of any of the permanent furnishings or of any of the fixtures or other property or equipment constituting a part of the Premises (other than property of Tenant or other tenants or occupants of the Buildings or obsolescent fixtures, property or equipment) unless other fixtures, property or equipment at least equal in value and utility shall be promptly substituted therefor, provided this Section shall not apply if Tenant demolishes existing Buildings and erects new Buildings on the Land, or a portion thereof, in accordance with Article 10.

          Section 6.6. UTILITIES AND SERVICES; SIGNAGE. (a) Landlord shall not be responsible to furnish any utilities or services to the Premises, and shall not be liable for any interruption or failure in the supply of any such utility or service. The interruption or failure in the supply of any such utility or service or the inability to obtain such utility or service shall not affect, alter, negate or diminish Tenant's obligations hereunder.

          (b) Tenant shall make its own arrangements with the appropriate utility companies supplying electricity, water, gas, steam, telephone and other utilities to the Premises, and for garbage disposal from the Premises, and shall arrange to have all bills for such utilities or services forwarded directly to Tenant. Tenant shall pay when due all charges for such utilities or services accruing during the term of this Lease.

          (c) Subject to Landlord's consent, which Landlord shall not unreasonably withhold, Tenant shall have the right to enter into agreements with public utility companies and municipal and other governmental authorities, agencies and departments creating such easements or other similar rights in favor thereof, or to apply for permits, licenses, certificates or other governmental or quasi-governmental authorizations relating to Alterations or the use and operation of the Premises ("Permits"), as may be necessary or convenient to the use or servicing of the Premises or the making of any Alterations required or permitted hereunder; provided, however, that Landlord shall have the right, in its sole and absolute discretion, to withhold granting its consent to any zoning variance which would have the effect of prohibiting any use being made of the Premises in December, 1991. If pursuant to this Lease Landlord shall consent (or shall be deemed hereunder to have consented or shall be required by ADR to consent) thereto, Landlord shall, at Tenant's expense, (i) cooperate with Tenant in obtaining any necessary consent of any mortgagee or ground or underlying lessee to such agreements, (ii) join in any request for such consent or Permit or permit the same to be brought in Landlord's name (if necessary to obtain such consent or Permit or to effectuate such agreement), or
(iii) join in any such agreement. Landlord shall incur no liability for the payment of any costs or expenses in connection with Landlord's review, execution and delivery of the same, or involvement with respect to the same, and Tenant shall indemnify and hold harmless Landlord and within thirty
(30) days after demand, reimburse Landlord, from any such costs or expenses.

          (d) Tenant, at its expense and subject to compliance with applicable Laws pursuant to Article 7, and subject to the applicable provisions of Article 10, shall be entitled to construct and maintain such signage at the Premises as Tenant shall elect to construct and maintain.


                                   ARTICLE VII

                              COMPLIANCE WITH LAWS

          Section 7.1. COMPLIANCE WITH LAWS. (a) Tenant shall, at its sole cost and expense, promptly comply with all present and future laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, which may be applicable to the Premises and sidewalks, curbs and vaults adjoining the same or to the use or manner of use of the Premises, whether or not such requirement shall be foreseen or unforeseen, ordinary or extraordinary (collectively, "Laws").

          (b)  Intentionally Omitted.

          (c)  Intentionally Omitted.

          (d)  Intentionally Omitted.

          Section 7.2. RIGHT TO CONTEST LAWS. Tenant shall have the right, after prior notice to Landlord, to contest by appropriate legal proceedings, in the name of Tenant or Landlord (but only if legally required to so contest) or both, without cost or expense to Landlord, the validity or application of any Laws, and if, by the terms of any such Law, compliance therewith pending the prosecution of any such proceeding may legally be held in abeyance without the incurrence of a lien, charge or liability of any kind against the Premises or Tenant's leasehold interest therein and without subjecting Tenant or Landlord to any criminal liability or (unless Tenant shall indemnify Landlord therefor) civil liability for failure so to comply therewith, and without adversely affecting any insurance policy required to be obtained by Tenant hereunder, Tenant may postpone compliance therewith until the final determination of any proceedings, provided that all such proceedings shall be prosecuted with due diligence and dispatch, and if any lien, charge or civil liability is incurred by reason of non-compliance, Tenant may nevertheless make the contest and delay compliance as aforesaid, provided that Tenant furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of such non-compliance or delay and prosecutes the contest with due diligence. Landlord shall, at the cost and expense of Tenant, execute and deliver any papers which may be necessary or proper to permit Tenant to contest the validity or application of any such Law. In the event that a contest is not concluded prior to the expiration of the Term of this Lease, if at the termination of the contest a determination is to the effect that some or all of the work in question should have been or must be performed, Tenant shall pay to Landlord a sum sufficient to pay for the cost of the work required to be performed. This provision shall survive the termination or sooner expiration of this Lease. Notwithstanding anything to the contrary contained hereon, Tenant's right to contest the validity or applicability of any Law is subject to the applicable provisions contained in any Institutional Fee Mortgage, and shall be limited thereby and shall be subject to compliance with the requirements thereof.

          Section 7.3. TENANT'S TERMINATION RIGHT. If Tenant is, or would be, required to do any work or incur any expenses to comply with the requirements of
Section 7.1 during the last year of the Term which, in Tenant's reasonable judgment will, in the aggregate cost more than one-half of the Base Rent payable for the then remainder of such Term, Tenant may, by notice to Landlord, decline to comply with such requirements, and upon giving of such notice, Tenant shall not be obligated to comply with the same (but Landlord, at the cost and expense of Landlord, may comply with same), but this Lease shall not be otherwise affected. Notwithstanding the foregoing, the provisions of this Section 7.3 shall not be applicable if the Law which must be complied with became effective and required compliance to be effected prior to the last year of the Term.

          Section 7.4. ARBITRATION AS TO LAWS. In the event of any dispute between the parties as to an issue covered by this Article, the matter shall be resolved by ADR as provided in Article 18.


                                  ARTICLE VIII

                    DAMAGE TO OR DESTRUCTION OF THE BUILDINGS

          Section 8.1. RESTORATION AND REPAIR. (a) In case of damage to or destruction of the Buildings, in whole or in part, by fire or any other cause, similar or dissimilar (a "Casualty"), Tenant shall, regardless of the availability of insurance proceeds (but subject to Section 8.5), restore, repair, replace or rebuild the Buildings as nearly as may be reasonably possible to the condition, quality and class the same were in immediately prior to such damage or destruction, or with such changes or alterations as Tenant shall elect to make in conformity with Article 10. Such restoration, repairs, replacement or rebuilding shall be commenced with reasonable promptness and prosecuted with reasonable diligence.

          (b) Provided that there does not then exist an Event of Default hereunder, all insurance money collected by Landlord or Tenant from any policy of insurance maintained by Tenant pursuant to Article 4 on account of such Casualty, less the cost, if any, incurred in connection with the adjustment of the loss and the collection thereof (herein sometimes referred to as the "insurance proceeds"); shall be held in an interest bearing account by an Institutional Fee Mortgagee (as provided in Section 11.1) or, if there is no such Institutional Fee Mortgagee, by an Institution, as insurance trustee, selected by Landlord and reasonably approved by Tenant, shall be applied to the payment of the cost of rebuilding, and shall be paid out to or for the account of Tenant from time to time, upon requisition by Tenant, as such work progresses, subject to Article 10 and Article 11. However, if the insurance proceeds for any Casualty are less than $50,000, such insurance proceeds shall be paid to Tenant, and shall be held by Tenant in trust for the purpose of paying the cost of such reconstruction.

          (c) Upon Landlord's receipt of evidence reasonably acceptable to it that the reconstruction has been completed and paid for in full, that there are no liens on the Premises as a result thereof, that reconstruction has been completed in a good and workmanlike manner, in accordance in all material respects with applicable Laws and in substantial accordance with plans and specifications theretofore submitted to (and if required hereunder approved by) Landlord, and that a certificate of occupancy, if required by Law, has been issued or is otherwise in effect with respect to such reconstruction, Landlord shall pay or cause to be paid to Tenant any remaining balance of said insurance proceeds.

          Section 8.2. NO ABATEMENT. No provision of this Article shall be construed to entitle Tenant to any abatement, allowance, reduction or suspension of Base Rent or additional rent, unless this Lease is terminated as herein provided.

          Section 8.3. TERMINATION. If in the final year of the Term the Premises are damaged to such an extent that the cost to repair and restore will exceed one-half of the Base Rent payable for the then remainder of the Term, or repair and restoration will take longer than ninety (90) days to complete and in either case the damage occurs in the last year of the Term, Tenant may by notice to Landlord given within thirty (30) days after the occurrence of such damage terminate this Lease effective as of a date specified in such notice and upon such effective date this Lease shall terminate as if such date were the scheduled date for expiration of the Term, but Tenant shall remain liable to pay the Base Rent and additional rent relating to Impositions and insurance premiums due hereunder until the originally scheduled date for such expiration. In such case all proceeds of insurance shall be payable outright and belong solely to Landlord, anything herein to the contrary notwithstanding.

          Section 8.4. NOTICE OF CASUALTY. Tenant shall immediately notify Landlord of the occurrence of a Casualty.

          Section 8.5. ISSUES RELATING TO INSURANCE PROCEEDS. (a) Tenant acknowledges that Tenant bears the risk that the insurance coverage maintained by Tenant shall be sufficient to provide the funds required to effect restoration of the Buildings after a Casualty (including due to the financial inability of the insurance carrier to pay the same).

          (b) If a Casualty occurs, Landlord will use its reasonable efforts (but Landlord shall not be obligated to give up any right or to make any payment to the Fee Mortgagee, unless Tenant shall agree to be responsible for such payment) to cause any Fee Mortgagee to agree to apply, and thereafter to apply, the applicable insurance proceeds to restoration on terms consistent with those which a sophisticated Institutional Fee Mortgagee would customarily impose ("Customary Conditions"), so long as Tenant is not in default beyond applicable grace periods in its obligations hereunder.

          (c)  If any of the following events shall occur:

                    (i) Within sixty (60) days after a Casualty shall have occurred and the insurance proceeds are made available by the insurer for restoration, the Fee Mortgagee shall not agree to make such proceeds available for restoration on Customary Conditions or if thereafter for a period in excess of sixty (60) days such Fee Mortgagee shall refuse to so apply all or any portion of the insurance proceeds (unless such refusal to agree is due to (x) an Event of Default by Tenant hereunder unless Tenant is disputing the existence of such Event of Default as hereinafter provided or (y) a failure by Tenant to comply with the Customary Conditions); or

                    (ii) The Fee Mortgagee shall apply any such insurance proceeds to the payment, in whole or in part, of the indebtedness secured by the Fee Mortgage in question (unless caused by a default by Tenant hereunder beyond applicable grace periods); or

                    (iii) Due to the negligence or willful misconduct of Landlord or such Fee Mortgagee, or a default by Landlord hereunder beyond applicable grace periods, a reasonable amount of insurance proceeds under the circumstances cannot be obtained under the policies of insurance maintained by Tenant within a reasonable period of time under the circumstances; or

                    (iv) If the insurance proceeds are within Landlord's control and Landlord refuses to apply the same toward restoration in accordance with Customary Conditions, unless such refusal is due to an Event of Default then existing under this Lease;

and, in addition, if within sixty (60) days thereafter (thirty (30) days thereafter in respect to clause (iv) above) Landlord does not make available the proceeds in question, then Tenant, by notice to Landlord, may terminate this Lease on a date specified in such notice, and upon such date this Lease shall terminate, as if such date were the scheduled expiration date of this Lease, and in such event neither party shall have any further obligations to the other party hereunder.


                                   ARTICLE IX

                                  CONDEMNATION

          Section 9.1. CONDEMNATION. (a) If there shall be a total taking or a Constructive Total Taking of the fee title to the Premises in condemnation proceedings, by deed in lieu of condemnation proceedings or by any right of eminent domain, this Lease shall terminate on the date of such taking and the Base Rent and other charges payable by Tenant hereunder shall be apportioned and paid to the date of such taking. "Constructive Total Taking" means a taking of less than all of the Premises, but of such scope that the untaken portion of the Premises is insufficient or has insufficient access to public streets to permit the restoration of the existing Buildings so as to constitute an economically viable property for the conduct of Tenant's business.

          (b) If a Constructive Total Taking shall occur and this Lease is terminated, then from and after the date of such termination for the remainder of the Term of this Lease absent such termination, Tenant shall pay to the Landlord, in equal monthly installments on the same dates as Base Rent would have been payable hereunder, a sum per annum equal to the "Annual CTT Payment". For such purposes, the Base Rent hereunder shall first be recomputed pursuant to
Section 9.5, as if the Constructive Total Taking were a partial taking subject to Section 9.3, and the Annual CTT Payment shall be equal to fifty (50%) percent of the annual Base Rent and Impositions for the Premises, as so recomputed. Any dispute between the parties pursuant to this Section shall be resolved by ADR pursuant to Article

18. Tenant's failure to pay these sums, subject to grace periods comparable to those set forth in Article 15 for a failure by Tenant to pay Base Rent hereunder, shall be deemed an Event of Default for purposes of Section 15.1(c) notwithstanding that this Lease may be deemed to have been terminated.

          Section 9.2. CONDEMNATION AWARD. In the event of any such total taking or Constructive Total Taking, the award or awards for said taking, less the cost of the determination of the amount thereof (the "Condemnation Proceeds"), shall be paid to Landlord, who shall be entitled to receive the entire award with respect to any taking, without deduction therefrom for any estate vested in Tenant other than with respect to Tenant's property as described in Section 10.3 and for Tenant's moving expenses ("Tenant's Share") and Tenant shall receive no part of such award other than Tenant's Share.
Tenant hereby assigns to Landlord all of its right, title and interest in and to such award (other than to Tenant's Share). Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant's Share and, provided that Landlord's award is not thereby reduced or otherwise adversely affected, for other sums to which Tenant may be entitled under applicable law.

          Section 9.3. PARTIAL CONDEMNATION. In the event of a taking which is less than a Constructive Total Taking, this Lease shall not terminate or be affected in any way, except as provided in Section 9.5, and the Condemnation Proceeds shall be paid as follows:

          (a) The portion of the Condemnation Proceeds with interest thereon as shall be awarded for or shall be required for restoration of the Buildings shall be payable (i) so long as there shall be an Institutional Fee Mortgagee, to such Institutional Fee Mortgagee, or (ii) if there shall be no Institutional Fee Mortgagee, in trust to Landlord for application by Tenant to the cost of restoring, repairing, replacing or rebuilding the Buildings. Such portion of the Condemnation Proceeds shall be held and disbursed as Deposited Sums, in the same manner as insurance proceeds are treated in accordance with Article 10 and
Article 11.

          (b) The remainder of the Condemnation Proceeds shall be treated as provided in section 9.2.

          Section 9.4. RESTORATION AND REPAIR. In the event of a taking of less than a Constructive Total Taking, Tenant shall, to the extent Condemnation Proceeds are available, proceed, with due diligence to restore, repair, replace or rebuild the remaining part of the Buildings to substantially their former condition or with such changes or alterations as Tenant may elect to make in conformity with Article 10 so as to constitute a complete, usable building and property. For that purpose, the provisions of Section 8.5(b) and (c) shall be applicable, except that references to casualty and to insurance proceeds shall be deemed references to Condemnation and to Condemnation Proceeds, and the following clause (v) shall be deemed added to Section 8.5(c): "(v) If sufficient Condemnation Proceeds for restoration are not obtained from the condemning authority within a reasonable period of time under the circumstances and the cost of restoration is more than 110% of the Condemnation Proceeds obtained and available for restoration;".

          Section 9.5. ABATEMENT OF RENT. In the event of a taking of the character referred to in Section 9.3, this Lease shall terminate as to the portion of the Premises so taken and from and after the date of such taking a just proportion of the Base Rent, according to the extent and nature of such taking, shall abate for the remainder of the Term. If Landlord and Tenant cannot agree on the amount of such abatement of rent, such dispute shall be determined by ADR as provided in Article 18. Until the amount of the reduction of the Base Rent shall have been determined, Tenant shall continue to pay to Landlord the Base Rent provided for herein; when the amount of the abatement shall have been agreed upon or determined, Landlord shall permit Tenant to credit against the next installments of Base Rent due hereunder (to the extent thereof), or shall refund to Tenant, the amount of the Base Rent paid from the date of the taking which is in excess of the amount to which the Base Rent has been reduced by such abatement, together with interest thereon at the Prime Rate for the period from the date the Base Rent was paid until the date of reimbursement to Tenant.

          Section 9.6. TEMPORARY TAKING. If the whole or any part of the Premises, or of Tenant's leasehold estate under this Lease, shall be taken in condemnation proceedings or by any right of eminent domain for temporary use or occupancy (for these purposes, for a period of twelve (12) months or less), the foregoing provisions of this Article shall not apply and Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of the Base Rent and all additional rent and other charges payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. Tenant shall be entitled to receive the entire amount of the Condemnation Proceeds made for such taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the expiration or termination of this Lease, in which case the Condemnation Proceeds shall be apportioned between Landlord and Tenant upon receipt thereof as of the date of the expiration or termination of this Lease; provided, however, that the portion of such award which represents reimbursement for the cost of restoration (and is not required to pay Base Rent or additional rent accruing hereunder during the period of temporary taking) shall be used by Tenant to pay or to reimburse Tenant for payment of the costs of restoration and shall be treated hereunder as provided in Section 9.4. Tenant shall, upon the expiration of any such period of temporary use or occupancy during the Term and to the extent Condemnation Proceeds are available for the purpose, restore the Buildings, as nearly as may be reasonably practicable, to the condition in which the same were immediately prior to such taking, subject to Section 9.4. The provisions of Section 4.3(c) shall apply, with appropriate modifications to reflect the difference between rent insurance proceeds and Condemnation Proceeds for a temporary taking.

          Section 9.7. ALLOCATION OF AWARD. If the order or decree in any condemnation or similar proceeding shall fail separately to state the amount to be awarded to Landlord and the amount to be awarded to Tenant under this Article, or the amount of the compensation for the restoration of the Buildings under this Article, and if Landlord and Tenant cannot agree thereon within thirty (30) days after the final award or awards shall have been fixed and determined, any such dispute shall be determined by ADR in the manner provided in Article 18.

          Section 9.8. ASSIGNMENTS OF CONDEMNATION PROCEEDS. Tenant shall be entitled to assign to the holder of any Mortgage any Condemnation Proceeds to which it shall be entitled under this Article and Landlord shall recognize such assignment and shall consent to the payment of said Condemnation Proceeds to said assignee as its interest may appear. Nothing in this Section 9.8 shall grant a Mortgagee any greater rights than Tenant possesses under this Article.

          Section 9.9. PARTICIPATION IN CONDEMNATION PROCEEDINGS. Tenant and the holder of any Mortgage or Fee Mortgage shall have the right to participate in any condemnation proceeding for the purpose of protecting their rights hereunder (consistent with the above); provided, however, that Landlord shall have the sole right to settle such condemnation proceeding, but Tenant shall not be bound by any determination in such proceeding as to, and shall have the right to dispute, by ADR as provided in Article 18, the portion of any Condemnation Proceeds to which Tenant is entitled under this Article.


                                    ARTICLE X

                             CHANGES AND ALTERATIONS

          Section 10.1. ALTERATIONS. Tenant shall have the right, at any time and from time to time, to make such changes and alterations, structural or otherwise, to the Buildings as Tenant shall deem necessary or desirable, including the right to increase or reduce the height of the Buildings, or to demolish the Buildings, or any part thereof, provided that in the case of any demolition Tenant shall erect in substitution thereof a new building or (in the event of the demolition of part of a Building) a new part thereof. Such changes, alterations, demolition or new construction (collectively, "Alterations") shall be made in all cases subject to the following conditions:

          (a) no Alterations shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction, and Landlord shall join, at Tenant's expense, in the application for such permits or authorizations whenever such action is necessary;

          (b) any structural Alterations, or any Alterations undertaken as a single project and involving an estimated cost aggregating more than $75,000 shall be conducted under the supervision of an architect or engineer selected by Tenant, and in accordance with plans and specifications approved in writing in advance by Landlord;

          (c) all Alterations shall be of such a character that, when completed, the value of the Building shall be not less than the value of the Buildings immediately before any such Alterations;

          (d) all work done in connection with any Alterations shall be done in a good and workmanlike manner, in accordance with applicable Laws, and in substantial accordance with the plans and specifications approved by Landlord;

          (e) workmen's compensation insurance covering all persons employed in connection therewith and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises and general liability and property damage insurance, and insurance covering all risks generally related to construction and which would reasonably be required by a prudent Institutional Fee Mortgagee for similar construction (which may be effected by endorsement, if obtainable, on the insurance required to be carried pursuant to
Section 4.1) for the mutual benefit of Landlord, any Fee Mortgagee, and Tenant with limits of not less than those required to be carried pursuant to Section
4.1 shall be maintained by Tenant at all times when any work is in process in connection with any Alterations, and evidence of the procuring of such policies shall be submitted to Landlord before construction of any such Alteration is commenced;

          (f) any structural Alterations, including Alterations which involve the demolition and reconstruction of any material structure on the Premises, shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld by Landlord (in the case of the demolition and reconstruction of any material structure on the Premises, it shall not be unreasonable for Landlord to withhold its consent if Tenant cannot reasonably demonstrate that Tenant has obtained or can obtain the funds required to pay the cost of such demolition or reconstruction and it shall not be unreasonable for Landlord to take into account any material adverse effect of such Alterations on contiguous properties owned by Landlord or Affiliates of Landlord, including those properties which are subject to Affiliate Leases or Affiliate Subleases, but it shall be unreasonable for Landlord to withhold its consent to any such Alterations required by a Manufacturer if Tenant has otherwise satisfied the conditions hereunder);

          (g) subject to Section 10.3, all Alterations shall immediately upon installation become Landlord's property and shall remain on and be surrendered with the Premises as part thereof at the termination of this Lease;

          (h) the cost of any Alteration shall be paid by Tenant so that, subject to Article 12, the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises in connection with such Alteration;

          (i) within a reasonable time after completion of any Alteration, Tenant shall provide Landlord with complete as-built mylar drawings thereof, if such drawings were prepared for Tenant, and otherwise with such final plans and specification for such Alteration as are in Tenant's possession;

          (j) any Alterations commenced by Tenant shall be processed diligently to completion by Tenant; and

          (k) any Alterations (a) shall be subject to the consent of any Institutional Fee Mortgagee if and to the extent required under the Institutional Fee Mortgage in question, and (b) shall be performed in compliance with the applicable requirements of the Institutional Fee Mortgage in question.

          (l) notwithstanding subsections (b) and (d) above, with respect to any Alterations requested by a Manufacturer, Landlord's prior consent shall not be required as to plans and specification with respect thereto, but Tenant shall nevertheless deliver copies of such plans and specifications to Landlord.

Any dispute under this Section shall be determined by arbitration in the manner provided in Article 18.

          Section 10.2. APPLICABILITY OF CONDITIONS. In performing any work or repairs to, or restoration, replacement or rebuilding of, the Buildings required to be performed by Tenant under Article 6, 7, 8 or 9, Tenant shall observe and perform, insofar as the nature of such repairs, restoration, replacement or rebuilding make such observance and performance appropriate, the conditions of Section 10.1 relating to changes or alterations.

          Section 10.3. TENANT'S PROPERTY. All items of personal property, all business and trade fixtures and equipment and any other property of Tenant at the Premises, which is not a part of any structure or building system, or required for the operation of any building as a building, shall remain the property of Tenant and shall be removed by Tenant at any time prior to the expiration or sooner termination of this Lease. Tenant, at its expense, shall repair any damage to the Building caused by any such removal. Tenant's property shall include (a) equipment (for example, hoists) installed by Tenant and not required for the use and operation of the Buildings as buildings and (b) any property previously transferred by Landlord or Affiliates of Landlord outright to Tenant. Any of the foregoing enumerated property of Tenant which shall remain in the Premises within thirty (30) days after the expiration or sooner termination of this Lease (but the foregoing provision shall not relieve Tenant of any obligations or liabilities hereunder on account of such holdover) may, at the option of Landlord, subject to Section 10.4, be deemed abandoned and may either be retained by Landlord as its property or be promptly disposed of without accountability as Landlord sees fit and Tenant shall reimburse Landlord, within thirty (30) days after demand, for the reasonable costs and expenses incurred by Landlord in such disposal.

          Section 10.4. LIENS ON TENANT'S PROPERTY. (a) Except as otherwise provided in Section 14.2(c) with respect to a Mortgage, and as provided in subsection (b) of this Section, all property installed by Tenant in the Premises shall be installed and maintained free and clear of any liens, encumbrances and security interests.

          (b) Notwithstanding subsection (a) of this Section, Tenant may install and maintain items of Tenant's property in the Premises subject to conditional sales agreements, equipment leases and similar financing, provided that (i) the removal of such property, if not movable personal property, would not adversely affect the value of the Buildings as real estate (as opposed to their value for a particular use) and would not adversely affect the operation, function, or use of the Buildings as buildings, (ii) Tenant agrees to restore any damage to the Premises caused by the removal thereof, and (iii) the term of such financing does not extend beyond the expiration date of the

Term. The other party to such conditional sales agreement, equipment lease or similar financing shall have the right to remove the property in question from the Premises within thirty (30) days after the expiration or ninety (90) days after the sooner termination of the Term, but this sentence shall not relieve Tenant of any obligations or liabilities hereunder on account of such holdover.


                                   ARTICLE XI

                        DISBURSEMENT OF DEPOSITED MONEYS

          Section 11.1. DEPOSITED SUMS. All sums (collectively, the "Deposited Sums") paid to or deposited with an Institutional Fee Mortgagee or to an Institution described in Section 8.1 (the "Depositary"), shall be disbursed in the manner hereinafter provided.

          Section 11.2. DISBURSEMENT. From time to time as the restoration, repair, replacement or rebuilding of any Buildings or any portion thereof damaged or destroyed by fire or any other cause, or not taken in a proceeding of the character described in Section 9.3, progresses (collectively, the "Work"), disbursement of the Deposited Sums shall be made in accordance with good and sophisticated construction lending practices which a prudent Institutional Fee Mortgagee would adopt in order to insure that the Work shall be completed in a good and workmanlike manner, shall be paid for in full, shall be completed free of any lien against the Premises, and shall be completed in accordance with applicable law and in substantial accordance with the plans and specifications submitted to (and if required hereunder, approved by) Landlord. In the event that a reputable independent architect or engineer selected by Landlord and reasonably approved by Tenant shall determine, or if the Institutional Fee Mortgagee or a Fee Mortgagee which is not an Institution, shall determine, as provided in the applicable Fee Mortgage, that the Deposited Sums are insufficient to pay for the cost to complete the Work, (i) Tenant shall be responsible for paying for any such shortfall (which obligation shall survive the expiration or sooner termination of this Lease), and (ii) no further disbursement of the Deposited Sum shall be made until Tenant shall have deposited with the Institution cash, cash equivalents or other security for the shortfall, which deposit shall be made promptly after demand therefor by Landlord, and shall be treated in the same manner as the

Deposited Sums are treated (but any unused portion thereof, shall in all events be returned to Tenant upon completion of the Restoration in question). At any time after the completion of the Work the balance of the Deposited Sums shall be disbursed to Tenant (and Tenant may retain any insurance proceeds held by Tenant).

          Section 11.3. DISBURSEMENT AFTER DEFAULT. If this Lease shall be terminated pursuant to Section 15.1 prior to the disbursement of the Deposited Sums or any part thereof, Landlord may notify the Depositary thereof and thereupon the Depositary shall have no further right or obligation to disburse any of the Deposited Sums to Tenant, but shall disburse the same to or for the account of Landlord upon Landlord's direction so to do, provided that if Tenant disputes the termination of this Lease, the Depositary shall take no action until the issue is resolved between Landlord and Tenant by ADR as provided in
Article 18.

          Section 11.4.  EXPENSES OF DEPOSITORY.   The Depository shall have the
right to deduct from the Deposited Sums its reasonable charges for acting as Depository hereunder.


                                   ARTICLE XII

                                MECHANICS' LIENS

          Section 12.1. MECHANICS' LIENS. Tenant shall not suffer or permit any mechanics' liens to be filed against the Premises, nor against Tenant's leasehold estate hereunder, by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding any interest in the Premises or any part thereof through or under Tenant. If any such mechanic's lien shall at any time be filed against the Premises, Tenant shall, within thirty (30) days after notice of the filing thereof, or sooner, and within ten (10) days after demand from Landlord if required in order to close a sale or financing involving the Premises (and which notice shall refer to such ten (10) day period and this sentence), cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then Landlord may (without complying with any other provision contained in this Lease) discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowance. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant a right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's lien against the Premises.


                                  ARTICLE XIII

              SURRENDER OF THE PREMISES; INSPECTION OF THE PREMISES

          Section 13.1. SURRENDER. Upon the expiration or sooner termination of this Lease, Tenant shall surrender to Landlord the Premises, free of subtenants (except as provided in Section 14.7), occupants or the like, in good order and repair (except in the event of termination upon a Casualty, a total taking or Constructive Total Taking in condemnation proceedings), reasonable wear and tear and damage by casualty or condemnation (except to the extent Tenant was theretofore obligated under this Lease to restore such casualty or condemnation prior to the date of such expiration or sooner termination) excepted and also except as Tenant may have been prevented from maintaining the Premises in good order and repair by occupation thereof by any entity having the power of eminent domain which shall have taken the temporary use thereof and shall then be in possession thereof. If the Premises are not surrendered at the end of the Term, Tenant shall compensate Landlord for all damages which Landlord shall suffer by reason thereof, and Tenant shall indemnify, defend and hold Landlord harmless from and against all claims made by any succeeding tenant against Landlord founded upon delay by Landlord in delivering possession of the Premises to such succeeding tenant to the extent that all or any portion of such delay is occasioned by the failure of Tenant to surrender the

Premises as and when required by this Lease.  Without limiting the provisions of
Section 13.1 hereof, if Tenant shall, without the written consent of Landlord, hold over after the expiration of the Term, Tenant's use shall be deemed a month-to-month tenancy, which tenancy may be terminated upon demand of Landlord. During such tenancy, Tenant agrees to pay to Landlord, each month, (i) the following percentage of the Base Rent in effect upon the expiration of the Term:

                    (A) 125% of such Base Rent for the first ninety (90) days after the expiration or sooner termination of this Lease;

                    (B) 150% of such Base Rent for the next ninety (90) days (that is, until the 180th day thereafter);

                    (C) 175% of such Base Rent for the next ninety (90) days (that is, until the 270th day thereafter); and

                    (D) 200% of such Base Rent for the period from and after such 270th day after the expiration or sooner termination of this Lease,

plus (ii) all additional rent payable by Tenant hereunder for such month.

          Section 13.2. INSPECTION. Tenant shall permit Landlord and Landlord's authorized representatives to enter the Premises at reasonable times during usual business hours upon reasonable prior notice (except in the case of an emergency or to prevent an imminent default under a Fee Mortgage, which entry may be made without notice at any time) for the purpose of inspecting the same and of exhibiting the same to prospective purchasers or mortgagees thereof, or others to whom Landlord shall desire to so exhibit the Premises.


                                   ARTICLE XIV

                            ASSIGNMENT AND SUBLETTING

          Section 14.1. ASSIGNMENT AND SUBLETTING. Except as otherwise provided in this Article 14, or as expressly provided elsewhere in this Lease, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge or encumber this Lease, or sublease the Premises, or any part thereof. The consent of Landlord to any assignment, mortgage, pledge, encumbrance or subletting shall not relieve Tenant from obtaining Landlord's consent to any further such transaction which requires Landlord's consent hereunder.

          Section 14.2. PERMITTED TRANSACTIONS. Without Landlord's consent, but upon at least fifteen (15) days, prior notice to Landlord, and subject to
Section 14.3(c), Tenant may:

          (a) Assign this Lease or sublease all or any part of the Premises to an Affiliate of Tenant;

          (b) Assign this Lease or sublet all or substantially all of the Premises for all or any portion of the Term in connection with a sale or other transfer to the assignee or sublessee of all or substantially all of the business conducted by Tenant at the Premises;

          (c)  Mortgage, pledge or encumber this Lease, except as provided in
Section 14.3(a); or

          (d) Sublease the Premises, in whole or in part, other than a sublease of all or substantially all of the Premises for all or substantially all of the term (except as provided in subsection (b) above).

          Section 14.3. TRANSACTIONS REQUIRING LANDLORD'S CONSENT. (a) So long as Landlord is an Affiliate of Joseph C. DiFeo or Samuel X. DiFeo, Landlord's consent shall be required to any mortgage, pledge or encumbrance of this Lease (but not to a transaction described in Section 10.4(b)), which consent may be withheld in Landlord's sole discretion, notwithstanding any provision of this Lease which contemplates the potential existence of any Mortgage, or otherwise gives to Tenant the right to mortgage this Lease and the leasehold estate created hereby.

          (b) Tenant may assign this Lease, and may sublease all or any part of the Premises, other than as provided in Section 14.2, subject to Landlord's prior consent, which consent Landlord shall not unreasonably withhold, upon the following terms and conditions:

               (i) Tenant shall furnish Landlord with the name and business address of the proposed assignee or subtenant and with information with respect to the nature and character of the proposed assignee's or subtenant's business or activities as are reasonably satisfactory to Landlord;

               (ii) Landlord shall not be entitled to take into account the financial net worth, credit or financial responsibility of the proposed assignee or subtenant;

               (iii) Tenant shall deliver an executed assignment or sublease to Landlord at the time Landlord's consent is requested;

               (iv) The nature and character of the proposed assignee or subtenant, and its business or activities are, in Landlord's reasonable judgment, in keeping with the standards of the Premises (and its intended use of the Premises is not in violation of the provisions of this Lease);

               (v) Each assignment or sublease, whether or not Landlord's consent is required thereto, shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions and conditions of this Lease (except, as otherwise provided herein as to Sections 3.8, and 15.1(c), and provided, further, that no assignee or subtenant shall be obligated to enter into, assume or otherwise be liable for obligations under any Tenant Guaranty); and (ii) the assignee or subtenant will not have the right to further assign or sublet all or part of the Premises except in accordance with the provisions of this Lease.

               (vi) With respect to any assignment or sublease, whether or not Landlord's consent is required thereto: (A) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Premises, shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or of the acceptance of that party as a direct Tenant; (B) Tenant shall reimburse Landlord within thirty (30) days after demand for any reasonable costs incurred by Landlord to review the proposed assignment or sublease in connection with the requested consent, including the cost of making investigations as to the acceptability of the proposed assignee or subtenant and any reasonable attorney's fees incurred by Landlord; (C) consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the Premises as if the assignment or sublease had not been made; and (D) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the rent due hereunder.

          (c) No assignment or sublease permitted under Section 14.2, Section 14.3, or otherwise permitted hereunder shall be permitted if the assignee or sublessee, in Landlord's reasonable judgment, is not reputable, or if the assignment or sublease, in Landlord's reasonable judgment, would cause the Premises to become subject to compliance with the remedial provisions of ISRA (or a similar state statute requiring environmental testing and/or remediation) prior to the sale or other transfer of the Premises, upon such assignment of this Lease or sublease of all or any portion of the Premises, or upon the expiration or sooner termination of this Lease or cessation of operations at the Premises. Landlord will advise Tenant, by notice to Tenant within thirty (30) days of Tenant's request therefor, if Landlord judges a proposed assignee or subtenant named in such request not to be reputable, or a proposed assignment or sublease to cause the Premises to become subject to ISRA or such similar statute as aforesaid, which notice from Landlord shall specify, in reasonable detail, the grounds for Landlord's determination. Failure or refusal of Landlord to respond within such thirty (30) day period shall be deemed a determination by Landlord that the proposed assignee or subleasee is reputable and the proposed assignment or sublease does not cause the Premises to become subject to ISRA or such other similar statute. In making such determination, the financial condition of the proposed assignee or sublessee shall not be taken into account by Landlord. If Tenant disputes Landlord's determination, such dispute shall be resolved by ADR pursuant to Article 18.

          (d) Notwithstanding anything to the contrary in this Lease, Tenant shall not assign this Lease or sublease the Premises to a government or any subdivision or agency thereof, without Landlord's consent, which consent Landlord may withhold in its sole discretion.

          Section 14.4. TAKEBACK RIGHT. If at any time Tenant shall request Landlord's consent (if such consent is required hereunder) (a) to assign this Lease, other than to an Affiliate or in connection with a sale of all or substantially all of Tenant's business at the Premises to the assignee, or (b) to sublease all or substantially all of the Premises for all or substantially all of the Term, other than to an Affiliate or in connection with sale or all or substantially all of Tenant's business at the Premises to the sublessee, or (c) to change the use of all or substantially all of the Premises to a use other than a Vehicle-Related Use, and shall have notified Landlord of such proposal, then Landlord shall have a period of thirty (30) days following such notification to terminate this Lease as to the entire Premises, by notice to Tenant, in which event such termination shall occur on the forty-fifth (45th) day after the date of such notice, as if such forty-fifth (45th) day were the date herein specified for the expiration of the Term, and, from and after such termination, neither party shall have any further obligation hereunder to the other party, except for obligations which accrued prior to the date of termination or which by their terms survive the termination of this Lease Nothing herein in this Section shall be deemed or construed to limit Landlord's right to withhold consent to an assignment or sublease, in accordance with the provisions of this Lease, if such consent is required hereunder, and the existence of this takeback right shall not be taken into account in determining whether Landlord is entitled to withhold consent to an assignment or sublease, if such consent is required hereunder.

          Section 14.5. REQUIREMENTS AS TO ASSIGNMENTS OR SUBLEASES. (a) Anything in this Article 14 to the contrary notwithstanding, any assignment of this Lease, whether made with Landlord's consent or without Landlord's consent, as the case may be, shall not be effective unless and until (i) the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord, and with respect to which Landlord shall be a direct beneficiary, whereby the assignee shall (x) assume the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed and observed from and after the effective date of any such assignment and (y) agree that the provisions of this Article 14 shall, notwithstanding such assignment or sublease, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or sublease, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of rent by Landlord from any assignee or subtenant or any other party, Tenant and Guarantors shall remain fully and primarily and jointly and severally liable for the payment of rent due and to become due under this Lease and for the performance and observance of all the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

          (b) The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord or any other agreement with a third party extending the term of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of Tenant under this Lease the liability of the Tenant under this Lease or any of its successors in interest (all such parties shall be deemed to have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

          Section 14.6. LEASEHOLD MORTGAGES. (a) Without the prior consent of Landlord, Tenant shall have the right to mortgage this Lease and the leasehold estate hereby created. The execution and delivery of a Mortgage shall not be deemed to constitute an assignment or transfer of this Lease nor shall the holder of any Mortgage, as such, be deemed an assignee or transferee of this Lease so as to require such holder to assume the performance of any of the covenants or agreements on the part of Tenant to be performed hereunder. No action or agreement hereafter taken or entered into by Tenant to cancel, surrender, modify or amend this Lease shall be binding upon or enforceable against a Mortgagee, without the prior written consent of such Mortgagee.

          (b) A Mortgagee shall only have the rights provided for herein if there has been delivered to Landlord a true, correct and complete copy of the Mortgage in question, together with written notice executed by Tenant setting forth the name and address of the Mortgagee. Landlord shall not be bound to recognize any assignment of a Mortgage unless and until Landlord shall be given written notice of such assignment and the name and address of the assignee. A Mortgagee shall cease to be entitled to any of the rights provided for herein if its Mortgage is satisfied or discharged of record or if Mortgagee has given written notice to Landlord that its Mortgage has been satisfied. Tenant shall not grant any Mortgage unless such Mortgage shall expressly state that the proceeds of any insurance policies and condemnation awards shall be held, used and applied for the purposes and in the manner provided in this Lease, and a Mortgagee whose Mortgage does not so provide shall have no rights hereunder.

          Section 14.7. SUBLEASE RECOGNITION. Landlord confirms, for the benefit of any tenant under any Major Sublease (such tenant being called a "Space Tenant"), that, upon the termination of this Lease pursuant to Section 15.1, Landlord will recognize the Space Tenant under such sublease as the direct tenant of Landlord (provided that such Space Tenant attorns to Landlord) and will, upon the request of Tenant with respect to a Major Sublease consented to by Landlord, enter into a reasonable and customary form of recognition and attornment agreement with such Space Tenant which will provide for the recognition by Landlord of such Space Tenant as the direct tenant of Landlord and the attornment by such Space Tenant to Landlord, provided that, among other things, at the time of the termination of this Lease no default exists under the Space Tenant's sublease which at such time would then permit the landlord thereunder to terminate the same or to exercise any dispossess remedy provided for therein. The term "Major Sublease" shall mean a sublease of all of the Premises for all of the Term (less one day), provided that the sublease requires the sublessee to perform all of Tenant's obligations hereunder, subject to
Section 3.8, grants to the sublandlord all of Landlord's rights hereunder other than pursuant to Section 15.1(c) (which shall not apply to the Major Sublease) and that the sublessee shall not be obligated to enter into, assume or otherwise be liable for obligations under any Tenant Guaranty as otherwise provided in Article 29.


                                   ARTICLE XV

                   DEFAULT PROVISIONS; CONDITIONAL LIMITATION

          Section 15.1. EVENTS OF DEFAULT. In the event that any one or more of the following events occur, an event of default (an "Event of Default") shall be deemed to exist under this Lease:

          (a) default shall be made in the payment of the Base Rent when due and such default shall continue for a period of ten (10) days after notice thereof, specifying such default, shall have been given to Tenant, or default shall be made in the payment of any item of additional rent and such latter default shall continue for a period of thirty (30) days after notice thereof, specifying such default, shall have been given to Tenant; or

          (b) default shall be made in the performance of any other covenant or agreement on the part of Tenant to be performed hereunder, and such default shall continue for a period of thirty (30) days after notice thereof, specifying such default, shall have been given to Tenant; provided, however, in the case of a default which cannot with due diligence be remedied by Tenant within a period of thirty (30) days, if Tenant during such thirty (30) day period advises Landlord of Tenant's intentions to cure such default, and proceeds as promptly as may be reasonably possible after the service of such notice and with all due diligence, and continuity of purpose to remedy the default and thereafter to prosecute the remedying of such default with all due diligence (including by appropriate actions against a subtenant of all or part of the Premises to compel performance by such subtenant or to recover possession of the Premises so as to permit Tenant to cure such default to the extent that Tenant is unable to cure the same without recovering possession), the period of time after the giving of such notice within which to remedy the default shall be extended for such period as may be necessary to remedy the same with all due diligence; or

          (c) an Event of Default, subject to Section 15.3, shall have occurred under any Affiliate Lease or under any Affiliate Sublease; provided, however, that if any Affiliate

Lease or Affiliate Sublease, other than this Lease, is assigned, in a transaction permitted thereunder, to a person or entity which is not an Affiliate of the Tenant thereunder, and does not thereafter become an Affiliate of the Tenant thereunder, then this subsection shall thereafter apply only with respect to such Affiliate Lease or Affiliate Sublease to a monetary Event of Default under such Affiliate Lease or Affiliate Sublease and shall not thereafter apply to a non-monetary Event of Default under such Affiliate Lease or Affiliate Sublease; or

          (d)  whenever Tenant shall default in complying with the provisions of
Article 12 with respect to the discharging of mechanics' liens within the time period provided therein and such default shall exist for thirty (30) days after notice from Landlord specifying such default, or, if applicable, for ten (10) days after notice from Landlord specifying such default if such discharge is required in order to close a sale or refinancing involving the Premises (which notice shall refer to such ten (10) day period and Article 12); or

          (e) if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which execution or attachment the Premises or any part thereof shall be taken or occupied by someone other than Tenant, except as permitted under this Lease; or

          (f) (i) the making by Tenant, Trace, UAG or a Tenant under any Affiliate Lease or Affiliate Sublease (each of Trace, UAG and any Tenant under any Affiliate Lease or Affiliate Sublease, being herein called a "Guarantor" and collectively the "Guarantors") of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant or any Guarantor of any petition to have Tenant or any Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any Guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's or any Guarantor's assets, or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or

          (g) if Tenant's right, title and interest in this Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any person or entity whether by action of Tenant, by operation of law or otherwise, in violation of the terms of this Lease, and such default shall not be cured within thirty (30) days after notice from Landlord of such default; or

          (h) if any Mortgagee commences an action to foreclose or otherwise realize upon its Mortgage or Tenant's interest in this Lease, unless such action has been dismissed or discontinued.

          Section 15.2.  Intentionally Omitted.

          Section 15.3. MULTIPLE NOTICES. If a monetary Event of Default occurs hereunder, then Landlord shall have the right to send to Tenant a second
(2nd) notice, referring to this Section and specifying such default and stating that it is a "Second Notice" of such default, and, if such monetary Event of Default shall not be cured within five (5) business days after such notice is given, then Landlord shall have the right to send Tenant a third (3rd) notice, referring to this Section and specifying that it is a "Third Notice" of such default, and, if such monetary Event of Default shall not be cured within ten
(10) business days after such notice is given, Landlord may thereafter proceed to exercise all rights and remedies which Landlord may exercise upon such Event of Default (but prior to Landlord's commencing to exercise its rights and remedies, Landlord shall be obligated to accept such a cure). The provisions of this Section shall only apply to the first two (2) monetary Events of Default of the same type in any period of twelve (12) consecutive calendar months. Tenant specifically acknowledges that it will not argue before any court, ADR tribunal or anyone that Landlord is obligated or required to accept any cure of an Event of Default described in this Section after the expiration of the applicable time frame provided for after the Third Notice, Tenant having negotiated for the giving of the Second and Third Notices in lieu of any other benefit or right provided to Tenant at law, in equity or otherwise with respect to the right to cure such Events of Default.

          Section 15.4.  NOTICES OF DEFAULT TO MORTGAGEES.

          (a) If Landlord shall give a notice to Tenant regarding the Tenant's failure to observe or perform any obligation imposed upon Tenant under this Lease, Landlord shall at the same time give a copy of each such notice to each Mortgagee, and no such notice shall be deemed to have been effected unless and until notice is so given to each Mortgagee. If a Mortgage is held by more than one person, corporation or other entity, no provision of this Lease requiring Landlord to give a notice to a Mortgagee shall be binding upon Landlord unless and until all of said holders shall designate in writing one of their number to receive all such notices and shall have given to Landlord an original executed counterpart of such designation in form reasonably satisfactory to Landlord.

          (b) Landlord shall permit a Mortgagee the right (without obligation on the part of the Mortgagee to do so) to perform any term, covenant, condition or agreement and to remedy any default by Tenant hereunder, within the time periods provided to the Tenant hereunder or otherwise provided to the Mortgagee hereunder and together with any and all rights of Tenant hereunder with respect to remedying or contesting any such default, and Landlord shall accept such performance by Mortgagee with the same force and effect as if furnished by Tenant; provided, however, that Mortgagee shall not thereby or hereby be subrogated to the rights of Landlord.

          (c) If an Event of Default shall occur hereunder, then, before Landlord shall be entitled to terminate this Lease on account of such Event of Default, Landlord shall give to the holder of any such Mortgage a further notice that such specified Event of Default remains unremedied, and the holder of such Mortgage shall have the right to remedy any Event of Default arising from a failure to pay Base Rent or additional rent within a period of twenty (20) days after the service of such notice and to commence to remedy any other Event of Default within a period of thirty (30) days after the service of such notice.

          Section 15.5. RIGHTS OF MORTGAGEES. In case of the occurrence of an Event of Default (other than an Event of Default of the character of a failure to pay Base Rent or additional rent) if, within thirty (30) days after the further notice referred to in Section 15.4 is given by Landlord to the holder of a Mortgage, such holder shall:

          (a) notify Landlord of its election to proceed with due diligence promptly to acquire possession of the

Premises or to foreclose the Mortgage or otherwise to extinguish Tenant's interest in this Lease;

          (b) deliver to Landlord an instrument in writing duly executed and acknowledged wherein the holder of the Mortgage agrees that:

               (i) during the period that such holder or a receiver of rents and profits appointed upon application of such holder shall benefit from the provisions of this Section (until, by notice to Landlord, such holder waives any further benefits under this Section with respect to such Event of Default), it will pay or cause to be paid to Landlord all sums from time to time becoming due under this Lease for the Base Rent and additional rent; and

               (ii) if delivery of possession of the Premises shall be made to such holder or such receiver or, in the event such holder is an Institution, to its nominee, whether voluntarily or pursuant to any foreclosure or other proceedings or otherwise, such holder shall, promptly following such delivery of possession, perform or cause such nominee to perform, as the case may be, such of the covenants and agreements herein contained on Tenant's part to be performed as Tenant shall have failed to perform to the extent the same are of a type which can reasonably be performed by a party other than the Tenant and the defaults which cannot so reasonably be performed shall no longer be deemed to be defaults hereunder as respects Mortgagee or any nominee, or their successors and assigns; and

          (c) If such holder is not an Institution deliver to Landlord security sufficient in Landlord's reasonable opinion to secure the obligations undertaken pursuant to clauses (a) and (b) above;

and provided that such default is in a nature that the same cannot practically be cured by such Mortgagee without taking possession of the Premises, then Landlord shall not be entitled to terminate this Lease on account of such Event of Default and shall accept such performance, for such period or periods of time as may be necessary for such holder, with the exercise of due diligence, to extinguish Tenant's interest in this Lease and to perform or cause to be performed all of the covenants and agreements to be performed by Tenant to the extent the same are of a type which can reasonably be performed by a party other than Tenant. Nothing herein contained shall be deemed to require the holder of a Mortgage to continue with any foreclosure or other proceedings or, in the event such holder or receiver shall acquire possession of the Premises, to continue such possession, if the Event of Default in respect of which Landlord shall have given a notice shall be remedied. If prior to any sale pursuant to any proceeding brought to foreclose any Mortgage, or if prior to the date on which Tenant's interest in this Lease shall otherwise be extinguished, the Event of Default in respect of which Landlord shall have given a notice shall have been remedied and possession of the Premises shall have been restored to Tenant, then the obligation of the holder of the Mortgage pursuant to the instrument referred to in clause (b) of this Section shall be null and void and of no further effect. Nothing herein contained shall affect the right of Landlord, upon the subsequent occurrence of any Event of Default, to exercise any right or remedy herein reserved to Landlord.

          Section 15.6. REMEDIES. (a) Upon the occurrence of an Event of Default, subject, however, to Section 15.3, in addition to any other remedies available to Landlord at law or in equity or provided for herein, Landlord shall have the option, upon five (5) business days' prior notice to Tenant, to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord elects to so terminate this Lease, then Landlord may recover from Tenant all Base Rent and additional rent through the end of the term hereof and under all Affiliates Leases and Affiliate Subleases.

          (b) From and after the occurrence of an Event of Default, subject, however, to Section 15.3, Landlord shall also have the right, with, or without terminating this Lease, upon notice to Tenant, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 15.6(b) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. No entry or re-entry by Landlord, whether had or taken under summary proceeding or otherwise, shall absolve or discharge Tenant from any liability hereunder.

          (c) In the event that Landlord shall elect to re-enter as provided in subsection (b) above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may, from time to time, without terminating this Lease, either recover all rent (which shall be deemed to include all Base Rent, additional rent, and other payments and charges required to be made by Tenant hereunder), as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole discretion may deem advisable for the whole or any part of the remainder of the term or for a longer period, in Landlord's name, or as agent of Tenant, and in connection therewith, Landlord may make repairs or alterations to the Premises in such manner as Landlord may deem necessary or advisable.

          (d) In the event Landlord shall, pursuant to subsection (c) above, elect to so relet, the rents received by Landlord from such reletting shall be applied: first to the cost and expenses of re-taking, repossessing, repairing and/or altering the Premises and the expense of removing all persons and property therefrom; second, to the costs and expenses incurred in securing any new tenant or tenants; and third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future Base Rent and additional rent as the same may become due and payable. Should that portion of such rents received from such reletting during any month, which is applied to the payment of Base Rent and additional rent hereunder, be less than the Base Rent and additional rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to the Landlord, as soon as ascertained, any reasonable costs and expenses incurred by Landlord in reletting or in making such alterations and repairs not covered by the rents received from such reletting. Suit or suits for the recovery of such deficiency or damage, or for a sum equal to any installment or installments of rent, may be brought by Landlord from time to time at Landlord's election and nothing herein contained shall be deemed to require Landlord to await the date on which this Lease or the term hereof would have expired by limitation had there been no such default by

Tenant; provided, however, that this subsection (d) shall cease to be applicable on a going forward basis if Landlord makes the election described in subsection
(a) of this Section.

          (e) Landlord shall have no obligation to mitigate damages upon the exercise of any of Landlord's rights or remedies under this Article 15.

          Section 15.7. NO WAIVERS. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. Tenant hereby expressly waives any and all rights to recover or regain possession of the Premises or to reinstate or redeem its tenancy or this Lease as is permitted or provided by or under any statue, law or a decision now or hereafter in force and effect. Tenant also waives the provisions of any law now or hereafter in effect relating to notice and delay in levy of execution in case of an eviction or dispossess of Tenant for non-payment of rent. Tenant waives and shall waive any and all rights to a trial by jury in the event that summary proceedings shall be instituted by Landlord. The term "enter", "re-enter" "entry", or "re-entry" as used in this Lease is not restricted to their technical legal meanings.

          Section 15.8. NEW LEASES. In case of the termination of this Lease by reason of the happening of any Event of Default, Landlord shall give prompt notice thereof to the holder of any Mortgage. So long as the Mortgagee has complied with Sections 15.4 and 15.5, Landlord shall, on written request of such holder, made at any time within 60 days after the giving of such notice by Landlord, enter into a new Lease of the Premises with such holder, or its designee, within thirty (30) days after receipt of such request, which new Lease shall be effective as of the date of such termination of this Lease for the remainder of the term of this Lease, at the same Base Rent and additional rent and upon the same terms, covenants, conditions and agreements as are herein contained; provided that the holder of the Mortgage shall (a) contemporaneously with the delivery of such request pay to Landlord the Base Rent and items of additional rent which Landlord has specified as due in any notice to such holder, (b) pay to Landlord at the time of the execution and delivery of said new Lease any and all sums for the Base Rent and additional rent which would have been due hereunder from the date of termination of this Lease (had this Lease not been terminated) to and including the date of the execution and delivery of said new Lease, together with all expenses, reasonably incurred by Landlord, in connection with the termination of this Lease and with the execution and delivery of such new Lease, less the net amount of all sums received by Landlord from any occupants of any part or parts of the Premises up to the date of commencement of such new Lease, and (c) on or prior to the execution and delivery of said new Lease, agree in writing that promptly following the delivery of such new Lease, such holder or its designee will perform or cause to be performed all of the other covenants and agreements herein contained on Tenant's part to be performed to the extent that Tenant shall have failed to perform the same to the date of delivery of such new Lease. Nothing herein contained shall be deemed to impose any obligation on the part of Landlord to deliver physical possession of the Premises to such holder of a Mortgage or its designee unless Landlord at the time of the execution and delivery of such new Lease shall have obtained physical possession thereof. Upon execution and delivery of such new Lease, any subleases which may have theretofore been assigned and transferred to Landlord shall thereupon be assigned and transferred, without recourse, by Landlord to the new tenant. If a new Lease of the Premises be entered into pursuant to the above, then the holder of the Mortgage, or any assignee or designee thereof, or a purchaser at a foreclosure sale shall, for the remainder of the term of this Lease, succeed to the interest of the Tenant hereunder, subject to the terms, provisions, covenants and agreements on the part of Tenant to be performed as provided above. If more than one Mortgagee shall request such new Lease, such new Lease shall be made with and delivered to the Mortgagee whose Mortgage is prior in lien to those of any others, without regard to the time of request. Landlord shall have no obligation to determine the lien priority as among Mortgagees, but shall base its actions in dealing with a Mortgagee on information contained in a title report issued by a title company acceptable to Landlord. Any such new lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease and of the rights of parties in possession.

          Section 15.9. Intentionally Omitted.

          Section 15.10. MULTIPLE MORTGAGES. If at any time there shall be more than one Mortgage, the holder of the Mortgage prior in lien shall be vested with the rights under Sections 15.3 and 15.8 to the exclusion of the holder of any junior Mortgage; provided, however, that if the holder of a Mortgage prior in lien to any other Mortgage shall fail or refuse to exercise the rights set forth in said Section, each holder of a Mortgage in the order of the priority of their respective liens shall have the right to exercise such rights; and provided further, however, that with respect to the right of the holder of a Mortgage under Section 15.8 to request a new Lease, such right may, notwithstanding the limitation of time set forth in said Section, be exercised by the holder of any junior Mortgage, in the event the holder of a prior Mortgage shall not have exercised such right, more than 120 days but not more than 140 days after the giving of notice by Landlord of the termination of this Lease as in said Section provided.

          Section 15.11.  ELIMINATION OF CROSS-DEFAULT AND
CROSS-COLLATERALIZATION. (a) The provisions of Section 15.1(c) shall no longer apply to this Lease, and Landlord shall cease to be entitled to consider an Event of Default to exist or to terminate this Lease on account of an Event of Default under Section 15.1(c), in any of the following circumstances:

               (i) If this Lease shall be assigned (but only if Landlord's consent, if required hereunder, has been obtained), in a transaction permitted hereunder, to an assignee which is not an Affiliate of Tenant and provided that (i) such assignee or transferee does not thereafter become an Affiliate of Tenant, or (ii) Tenant, or an Affiliate of Tenant, does not thereafter become the Tenant under this Lease; or

               (ii) If the holder of an Institutional Mortgage permitted hereunder or its successors and assigns shall succeed Tenant as the Tenant under this Lease.

          Section 15.12. LANDLORD DEFAULTS; LANDLORD GUARANTY. Landlord has guaranteed the performance by the landlords under the Affiliate Leases and the sublandlords under the Affiliate Subleases pursuant to the Landlord Guaranty, in form attached hereto as Exhibit __. Any successor to Landlord's interest hereunder shall be deemed to have agreed to be bound by the terms of any such Landlord Guaranty (but shall have no liability under such Landlord

Guaranty at such time if it is not an Affiliate of Joseph C. DiFeo or Samuel X. DiFeo, other than the obligation in the next sentence). Landlord agrees that it will not assign or otherwise transfer the Premises or this Lease unless the assignee or other transferee enters into a Landlord Guaranty substantially in the same form of the Landlord Guaranty entered into by Landlord (subject to the limitations on liability contained in the foregoing sentence).

          Section 15.13. TENANT GUARANTY. Pursuant to the Tenant Guaranty, Tenant has guaranteed the performance of the tenants under the Affiliate Leases and subtenants under the Affiliate Subleases.

          Section 15.14. INTEREST ON DEFAULTED SUMS. If either party shall fail to pay any sums due hereunder within ten (10) days after the due date thereof, such unpaid sums shall bear interest, payable on demand, from and after the due date thereof until paid at a rate per annum equal to the Prime Rate plus two (2%) percent.

          Section 15.15. LATE CHARGE. If Tenant shall fail to pay all or part of any installment of Base Rent on the date on which the same shall be due and payable hereunder more than once in any twelve (12) month period, Tenant shall pay to Landlord, within twenty (20) days after demand therefor by Landlord, a late charge equal to the greater of (a) two (2%) percent of all or the portion of such installment not paid when due, or (b) any late charge, interest charge or other charge imposed upon Landlord by a Fee Mortgagee because Landlord was unable to pay when due sums required to be paid under the Fee Mortgage because of Tenant's failure as aforesaid. In applying this provision, it shall be assumed that Landlord has no funds from which to pay sums required to be paid under the Fee Mortgage in question other than the sums required to be paid by Tenant to Landlord under this Lease.


                                   ARTICLE XVI

                                 INDEMNIFICATION

          Section 16.1. INDEMNIFICATION. (a) Except to the extent due to negligence or willful misconduct of Landlord, its agents, employees or contractors, from and after the date hereof, Tenant shall indemnify and save harmless Landlord against and from any and all claims arising during the Term (even if asserted after the end of the Term) (i) by or on behalf of any person for injury to persons or damage to property occurring in, on or about the Premises, or (ii) arising from the conduct or management of or from any work or thing whatsoever done in or on the Premises, or the use and occupancy of the Premises, or (iii) arising from any condition of the Premises or any sidewalk adjoining the Premises, or of any vaults, passageways or space therein or appurtenant thereto, or arising from any act of negligence of Tenant, or any occupant of the Premises or any part thereof, or of its or their agents, contractors, servants, employees, invitees or licensees and from and against all judgments, costs, expenses and liabilities incurred in or about any such claim or action or proceeding brought therein; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions contained in this subsection shall not be applicable to any environmental or other matters which are the subject matter of Article 22 of this Lease, and the rights and obligations of the parties with respect to such matters shall be governed by such Section(s) of this Lease and not by this subsection.

          (b) Landlord shall indemnify and save harmless Tenant against and from any and all claims arising during the Term (even if asserted after the end of the Term) to the extent due to negligence or willful misconduct of Landlord, its agents, employees or contractors, from and after the date hereof, solely with respect to and arising from any entry of any thereof into or upon the Premises, (i) by or on behalf of any person for injury to persons or damage to property occurring in, on or about the Premises, or (ii) any act of negligence or willful misconduct of Landlord, or of its agents, contractors, servants, employees, invitees or licensees (other than Tenant), from and after the date hereof, and from and against all judgments, costs, expenses and liabilities incurred in or about any such claim or action or proceeding brought therein, solely with respect to an entry of any thereof into or upon the Premises; and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions contained in this subsection shall not be applicable to any environmental or other matters which are the subject matter of Article 22 of this Lease, and the rights and obligations of the parties with respect to such matters shall be governed by such Section(s) of this Lease and not by this subsection.


                                  ARTICLE XVII

                             Intentionally omitted.


                                  ARTICLE XVIII

                            ARBITRATION AND APPRAISAL

          Section 18.1. RULES. All matters under this Lease shall be settled and finally determined by means of alternative dispute resolution as provided in the New Jersey Alternative Procedure for Dispute Resolution Act, N.J.S.A. 2A:23A-1, ET SEQ., as in effect on the date of this Lease, [or CT or NY equivalent, as appropriate] (the "Act"), other than as provided in Section 18.2, upon written notice given by any party to the other (the "Dispute Notice"), and to the umpire hereafter established. Except to the extent required by law, the proceedings under the Act shall be confidential and shall not be disclosed or discussed with persons not parties to this Lease without the consent of all parties to the dispute. In the event a party to a dispute may suffer irreparable harm or injury, such party shall have the ability to seek provisional remedies, including but not limited to injunctive relief and other equitable remedies, to the fullest extent permitted by law pending completion of the process provided under this Article 18.

          Section 18.2. UMPIRES. (a) Within thirty (30) days after the Dispute Notice is given the parties shall select three (3) umpires from among the persons listed in Subparagraphs (1) through (4) below in the order of priority listed below, i.e., if a person meeting the requirements of Subparagraph (1) is not able or willing to serve, a person meeting the requirements of Subparagraph (2) shall be selected, and so forth. In addition to meeting the requirements of Subparagraph (1), (2), (3) or (4) below, the umpires must also satisfy the requirements described in Subparagraphs (b) and
(d) below.  A potential umpire is:

               (1) Any retired judge of a United States District Court or a United States Circuit Court of Appeals;

               (2) Any retired judge of any State Superior, Appellate or Supreme Court;

               (3)  Any attorney licensed to practice law for more than fifteen
          (15) years or certified public accountant who has been certified for more than fifteen (15) years; and, in either case, who has either directly or indirectly, no conflict of interest; or

               (4) Such other person upon whom the members of the selecting group agree.

          (b) In addition to the requirements described in Section 18.2 (a) above, the umpires selected hereunder must:

               (i) Be free of any potential for bias or conflict of interest with respect to either of the parties hereto, directly or indirectly or by virtue of any direct or indirect financial interest, family relationship or close friendship; and

               (ii) Be in a position to immediately hear the dispute and thereafter render a resolution within the time specified in Section
          18.7 below.

          (c) If the umpires are not selected within the period of time specified in Section 18.2(a) above, Landlord, on the one hand, and Tenant, on the other hand, each shall promptly select an umpire which umpires shall select a third umpire who shall be the solo umpire. If the parties fail to so select umpires pursuant to the foregoing provisions within twenty (20) days after the expiration of the period described in Section 18.2(a), the solo umpire shall be selected by the Chief Judge of the United States District Court for the District of New Jersey or, if the Chief Judge is unable or unwilling to act, by the Chief Judge of the Southern District of New York or the President of the Bar Association of the City of New York. Such selection shall be in accordance with the requirements of Sections 18.2(a) and 18.2(b) above. The umpire to be selected pursuant to this Section 18.2(c) must be designated within thirty (30) days after the expiration of the period described in Section 18.2(a) above.

          (d) Anything to the contrary herein notwithstanding, the following persons are not eligible to be an umpire under this Article: a party to this Lease or any affiliate thereof; an employee or co-employee or any party to the dispute; or any person having material or undisclosed, financial or personal interests dependent on the success or failure of any of the parties.

          (e) An umpire shall disqualify himself or herself if he or she is unable to handle the process promptly so as to render a resolution within a reasonable time, in no event to exceed forty-five (45) days after final testimony and/or briefs and in all events not to extend beyond six months form the date the umpire is chosen, or such longer period to which the parties to the dispute and the umpire may agree.

          Section 18.3. TIME AND PLACE OF ALTERNATIVE RESOLUTION. The alternative resolution shall be held at such place as the umpire may determine within Essex County, New Jersey or such other location to which the parties may agree, to commence not later than ten (10) days after the umpire has been determined in accordance with Section 18.2.

          Section 18.4. FEES. All fees and expense (including transcripts, room rental and fees of the umpire) of alternative dispute resolution, shall be paid as follows: 25% by the party or parties served with the Dispute Notice and 25% by the person(s) serving the Dispute Notice, with the remaining 50% allocated 10% to the prevailing party (or parties) and 40% to the non-prevailing party (or parties), as determined by the umpire (if the umpire does not determine a prevailing party then pro-rata to each of the material parties to the dispute as determined by the umpire) provided that the umpire shall have the right to order that such fees be paid in a different percentage if any of the parties has acted in bad faith (in which case he may shift other's shares to the bad faith party(ies)). The fees payable to the umpire shall be his usual hourly rates for consulting or dispute resolution services, as the same may be in effect from time to time. Each party shall pay his own legal fees, costs and disbursements.

          Section 18.5. DISCOVERY. Each party shall be entitled to discovery by way of oral deposition, inspection and copying of all relevant documents within the care, custody or control of a party or a witness, and when authorized by the umpire, by way of interrogatories. All discovery shall be complete within forty-five (45) days of the appointment of the umpire. All documents to be relied upon by any party to the proceeding shall be provided to the others no later than two weeks before the hearing date for the proceedings. The time periods for discovery may be extended by the umpire for good cause, provided that he is able to meet the time requirement of Section 18.7.

          Section 18.6. PROVISIONAL REMEDIES. When appropriate under applicable New Jersey substantive and procedural law, the umpire shall have full and complete authority to award provisional relief, on an ex parte basis or otherwise.

          Section 18.7. TIME AND METHOD FOR RESOLUTION. The umpire shall make the award and serve notice thereof upon all parties within six (6) months of the date the umpire is designated, or such longer period to which the parties to the dispute and the umpire may agree. If the umpire fails to make his decision in accordance with substantive law, or to properly apply the facts to the law, the umpire's award will be deemed to have been procured by "undue means" and "beyond his power." Any party may apply to court in accordance with the Act to have the umpire's decision confirmed, reviewed, modified, affirmed or remanded to the umpire with directions.

          Section 18.8. ACT AND AGREEMENT GOVERN. Except as otherwise provided herein, the Act shall govern the procedures and methods for any Alternative Dispute Resolution undertaken pursuant to this Lease. Except as expressly provided above, the umpire may not modify the provisions of this Article.

          Section 18.9.  INTENTIONALLY OMITTED.


                                   ARTICLE XIX

                                    REMEDIES

          Section 19.1. REMEDIES NOT EXCLUSIVE. The specified remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by the other party hereto of any provision of this Lease. The failure of either party to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option (except as otherwise expressly provided herein). A receipt by Landlord of the Base Rent or additional rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by such party. In addition to the other remedies in this Lease provided, both parties shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation, of any of the covenants, conditions or provisions of this Lease by the other party hereto. In the event of any litigation between the parties, the party which does not prevail shall reimburse the other party, within ten (10) days after demand therefor, for the reasonable legal fees and disbursements incurred by the prevailing party in such litigation.


                                   ARTICLE XX

                       CERTIFICATES OF LANDLORD AND TENANT

          Section 20.1. CERTIFICATES. Either party hereto shall, at any time and from time to time, upon not less than fifteen (15) days' prior notice from the other party, execute, acknowledge and deliver to the other party (or to such person or entity designated by the other party) a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), and the dates to which the Base Rent and other charges have been paid, stating whether or not to the best knowledge of the signer of such statement the other party is in default in keeping, observing or performing any covenant or agreement contained in this Lease and, if there be a default, specifying each such default, and containing such other customary certifications as the other party may reasonably request, it being intended that any such statement delivered pursuant to this Article may be relied upon by the other party (or by the person or entity designated by the other party), but reliance on such statement may not extend to any default as to which the signer shall have had no actual knowledge, after due inquiry.

                                   ARTICLE XXI

                                  SUBORDINATION

          Section 21.1. SUBORDINATION. This Lease shall be subject and subordinate to each Fee Mortgage which may now or subsequently affect Landlord's interest in the Premises; provided, that this Lease shall not be so subject or subordinate unless and until the holder of each Fee Mortgage shall execute and deliver to Tenant a non-disturbance agreement, in form reasonably acceptable to Tenant, providing in substance that, so long as this Lease shall be in full force and effect, and Tenant shall not be in default hereunder, this Lease shall not be terminated, nor shall Tenant's use, possession or enjoyment of the Premises or exercise of its rights under this Lease be terminated, nor shall Tenant's use, possession or enjoyment of the Premises or exercise of its rights under this Lease be interfered with, nor shall the leasehold estate granted by this Lease be affected in any other manner, by any foreclosure of or other action to enforce any Fee Mortgage.

          Section 21.2. ATTORNMENT. In the event of the enforcement by the holder of any Fee Mortgage to which this Lease is subject and subordinate, as provided in Section 21.1, of the remedies provided for by law or by such Fee Mortgage, then Tenant shall automatically become the tenant of such holder, or any person succeeding to the interest of such holder, without change in the terms or provisions of this Lease; provided, that neither such holder nor successor in interest (unless such holder or successor is an Affiliate of Landlord) shall be bound by (a) any payment of Base Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease or (b) any surrender, termination (other than in accordance with the terms of this Lease), cancellation, amendment or modification of this Lease made subsequent to the making of the Fee Mortgage in question and the notification of Tenant as to the name and address of such holder, without the consent of such holder or successor in interest, and (c) neither such holder nor successor in interest shall be liable for any act or omission of Landlord (but shall be obligated to perform all continuing obligations of Landlord hereunder after such holder or successor in interest shall succeed to Landlord's rights in the Premises). Upon request by such holder or successor in interest, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such holder or successor in interest, confirming the subordination and attornment provided for herein.

          Section 21.3. CURRENT FEE MORTGAGE. It shall be a condition precedent to any of Tenant's obligations hereunder that Landlord has obtained, for the benefit of Tenant, from the holder of any current Fee Mortgage, a reasonable non-disturbance agreement customarily given by commercial mortgage lenders in the state where the Premises is located and satisfying the requirements of Section 21.1 above.

          Section 21.4. PERFORMANCE OF OBLIGATIONS. Landlord agrees to perform all of Landlord's obligations under any Fee Mortgage encumbering all or any part of the Premises, except to the extent that, under this Lease, such obligations are the responsibility of Tenant to perform.

                      Section 21.5.  Intentionally omitted.


                                  ARTICLE XXII

                               HAZARDOUS MATERIALS

          Section 22.1. (a) DISCHARGES. If Tenant receives any actual notice of the happening of any event involving an emission, spill, release or discharge (including any "Release" as defined herein) into or upon (i) the air, (ii) soils or (iii) surface water or ground water, of any toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such material listed in any federal, state or local law, code and ordinance and all rules and regulations promulgated thereunder (including all "Environmental Law" as defined herein), as hazardous (including all "Hazardous Substances" as defined herein) (any of which is hereafter referred to as a "Hazardous Discharge"), or any complaint, order, directive, claim, citation or notice by any governmental authority (including any "Notice" as defined herein) or any other person or entity (including any "Environmental Agency" as defined herein) with respect to the following events or matters occurring prior to the Landlord and Tenant entering into this Lease and/or during the term of this Lease: (a) air emissions, (b) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the Premises, (c) noise emissions, (d) solid or liquid waste disposal, (e) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes
(f) other Environmental, Health and Safety Matters (as defined herein) affecting Tenant, the Premises, any improvements located thereon, or the business therein conducted or, (g) violations of any Environmental Law or Environmental Permit (any of which is hereafter referred to as an "Environmental Complaint"), then Tenant at its sole expense shall give immediate notice to Landlord. Subject to Landlord's rights and obligations hereinafter provided, Tenant shall initiate and complete all steps and actions necessary or advisable to cleanup, remove, restore, resolve and minimize the impacts of any Hazardous Discharge or Environmental Complaint and to otherwise comply and cause the Premises to comply with any Environmental Law or Environmental Permit pertaining to the Premises.

          (b) Without limitation of the foregoing, Landlord shall have the option, but shall not be obligated, to exercise any of its rights as provided in this Lease, and may enter onto the Premises and/or take any actions as it deems necessary or advisable upon notice to Tenant (except no notice shall be required in emergent situations) to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Discharge or Environmental Complaint or otherwise to comply and cause the Premises to comply with any Environmental Law or Environmental Permit, upon and after Landlord's receipt of any notice from any person or entity asserting the happening of a Hazardous Discharge or an Environmental Complaint or a violation of an Environmental Law or Environmental Permit on or pertaining to the Premises. All costs and expenses incurred by Landlord in the exercise of any such rights shall be deemed to be additional rent hereunder.

          Section 22.2. LIEN. If any federal, state or local agency imposes a lien in a liquidated amount upon the Premises or any portion thereof by reason of the occurrence of a Hazardous Discharge or Environmental Complaint at the Premises or Tenant's failure to perform as required under this Lease then Tenant shall within thirty (30) days thereafter either (i) eliminate or satisfy such lien or (ii) post security or financial assurances in form and amount reasonably satisfactory to Landlord to secure against enforcement of the lien. As to liens in unliquidated amounts, Tenant shall act promptly and in good faith to obtain the removal or satisfaction of such lien.

          Section 22.3. REPORTS. (a) Tenant shall promptly provide to Landlord true, accurate and complete copies of any and all documents, including reports, submissions, notices, orders, directives, findings and correspondence made by Tenant to New Jersey's Department of Environmental Protection ("NJDEP") [or CT or NY counterparts], the United States Environmental Protection Agency ("EPA"), the United States Occupation Safety and Health Administration ("OSHA") or any other federal, state or local authority pursuant to any federal, state or local law, code or ordinance and all rules and regulations thereunder which require or involve information and submissions concerning Environmental Health and Safety Matters (including any "Environmental Law" as defined herein).

          (b) Without limitation of the foregoing, Landlord and Tenant shall promptly furnish to the other:

               (i) true and complete copies of all documents, submissions, and correspondence provided to or received from any environmental agencies;

               (ii)  true and complete copies of any Notice;

               (iii) true and complete copies of all sampling and test results obtained from samples and tests taken in and around the Premises; and

               (iv) notice of the date and time of all meetings with any Environmental Agency.

          Section 22.4. RIGHTS. Upon reasonable notice to Tenant, Tenant shall give any representatives of Landlord access during normal business hours to, and permit any of them to examine, audit, copy or make extracts from, any and all books, records and documents in possession of Tenant, its agents or any independent contractor relating to Tenant's or the Premises environmental, health or safety affairs and to inspect the Premises.

          Section 22.5. COMPLIANCE. (a) Upon any and every appropriate occurrence, Tenant shall, at Tenant's expense, promptly comply with all laws and regulations governing sales, transfer or cessation of operations at a place of business including the Industrial Site Recovery Act N.J.S.A. 13: 1K-6 ET SEQ., The Connecticut Transfer Act, and the Connecticut General Statute Section 22a-134 ET SEQ. if applicable, and any other law, rule or regulation or legal requirement applicable to the Premises by reason of which law there is a requirement for sampling, investigation, remediation and/or filings concerning the environmental condition of the Premises, as to all events happening after the date of this Lease (collectively "ISRA").

          (b) At no expenses to Landlord, Tenant shall promptly provide all information requested by Landlord to determine ISRA applicability to the Tenant (or any subtenant or assignee of Tenant) and shall promptly sign affidavits evidencing any and all facts relevant to that determination when requested by Landlord.

          (c) Tenant and Landlord shall immediately furnish to the other party true and complete copies of all documents, reports, submissions, notices, orders, directives, findings and correspondence and other materials pertinent to compliance with ISRA as such are issued or received by such party. Tenant and Landlord shall also promptly furnish to the other party true and complete copies of all sampling and test results obtained from all environmental and/or health samples and tests taken at and around the Premises.

          Section 22.6.  Intentionally Omitted.

          Section 22.7. INDEMNIFICATION. Landlord and Tenant acknowledge that Tenant, or Affiliates of Tenant, have been in use and occupancy of the Premises for several years prior to entering into this Lease. Accordingly, Tenant agrees that Landlord shall have no liability for any Hazardous Discharge or Environmental Complaint, or for compliance with any Environmental Law or Environmental Permit relative to the Premises, on account of any action or omission by Landlord or others either prior to this Lease or arising during the term of this Lease (other than on account of Landlord's negligence or willful misconduct). Tenant hereby further agrees, at its sole cost and expense, to defend, indemnify and hold Landlord harmless from and against any and all claims, lawsuits, liabilities, losses, damage and expenses (including, without limitation, cleanup costs and reasonable attorney's fees arising by reason of any of the aforesaid or an action against the Tenant under this indemnity) of any kind or nature whatsoever by whomsoever asserted which may at any time be imposed upon, incurred by or asserted or awarded against Landlord, Joseph

C. DiFeo or Samuel X. DiFeo arising directly or indirectly from, out of or by reason of any breach of this Article 22 occurring during the term of this Lease, or arising out of:

          (a) Use of the Premises (or any part thereof) for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for manufacturing or industrial purposes (or any part thereof);

          (b) Presence of any Hazardous Substances or a Release or the threat of a Release on, at or from the Premises (or any part thereof);

          (c) Appropriate and necessary investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of any Release on, at or from the Premises (or any part thereof);

          (d) Human exposure to any Hazardous Substance to the extent the same arise from the condition of the Premises (or any part thereof) or the use or operation thereof;

          (e)  Violation of any applicable Environmental Law;

          (f)  Non-compliance with any Environmental Permit; and

          (g) Failure to perform any covenant made by a Tenant pursuant to the terms of this Article 22.

          The liability of Tenant hereunder shall in no way be limited, abridged, impaired or otherwise affected by:

          1.  Any amendment or modification of this Lease;

          2. Any extensions of time for payment or performance required by Tenant under the Lease;

          3. The release of any Guarantor or any other person from the performance or observance of any of the agreements, covenant, terms or conditions contained in the Lease;

          4. Any investigation or inquiry conducted by or on the behalf of Landlord or any agent of Landlord during the Term or any information which Landlord or any agent of Landlord may obtain with respect to the environmental or ecological condition of the Premises (or any part thereof);

          5.  The granting of a Fee Mortgage on the Premises;

          6. The sale, transfer, conveyance or lease of the Premises (or any part thereof), or the assignment of the Lease by Landlord, or the assignment or sublease of the Lease, as provided for herein, by Tenant;

          7.  The dissolution or liquidation of any entity; and/or

          8. Any other circumstances which constitutes a legal or equitable release or discharge, in whole or in part, of Tenant under this Article 22 of this Lease and as to which Tenant may not lawfully waive the effect of such circumstance.

          Section 22.8. (a) ENVIRONMENTAL MANAGER. In the event Landlord shall exercise its rights under Section 22.1(b) above, Tenant hereby appoints Landlord, which appointment shall be effective, if at all, only during the last three (3) years of the Term, (which position may be delegated by Landlord) as the manager of all environmental issues and Environmental Claims. The Landlord's rights under these provisions are notwithstanding the provisions of any other agreement to the contrary, and are intended to give the Landlord the unfettered discretion to act practically and in a cost efficient manner to deal with such issues effectively, over such period as Landlord deems appropriate, choosing from the available alternatives as Landlord deems appropriate, without interference or hindrance from any other party as long as the Landlord's actions satisfy the requirements of any Environmental Agency. Without limitation of the foregoing, but by way of explication, the Landlord shall have the following rights:

               (i) LICENSE. To the extent necessary or advisable in the Landlord's opinion to permit the Landlord to exercise rights under this Article, the Tenant shall permit the Landlord full and non-exclusive use, occupancy, possession and enjoyment of the Premises, for purposes including the installation and operation of permanent improvements, and the sampling, removal and remediation of soils, groundwater and improvements, at reasonable times and in a reasonable manner, using reasonable efforts to minimize the intrusion upon and inconvenience to the Tenant and its ongoing operations, without charge or liability of any kind (whether by reason of a breach of the obligation to be reasonable or otherwise) for the interference with the business of the Tenant resulting from the exercise of such rights.

               (ii) CONTROL. The Landlord shall have the right to: (a) control the investigation and remediation of any Environmental Claim, decide among available alternatives for remediation or correction (including the right to choose inaction, or alternatives which result in higher operational expenses as opposed to capital expenses); (b) initiate, assume and control the prosecution or defense of any action, proceeding, litigation or suit involving an Environmental Claim; (c) settle or compromise any Environmental Claim; (d) exercise its rights under this Article, to bind the Tenant after consultation with Tenant; and (e) hire lawyers, consultants, advisors and contractors acceptable to the Landlord. The Landlord may cause Tenant to incur expenses by acting in its name, or it may incur expenses itself, all of which are subject to reimbursement in accordance with Subparagraph 22.7.

               (iii) COOPERATION. Tenant shall cooperate in all respects with the exercise by Landlord of its rights hereunder and shall not interfere with the implementation of decisions made by Landlord hereunder. Tenant and its Affiliates shall not initiate contact directly or indirectly with any Environmental Agency in a manner intended or likely to result in the initiation of an enforcement action or in interference with decisions of Landlord unless such contact is required by law and failure to initiate contact will subject the Tenant or its Affiliates to civil or criminal penalties. Tenant may retain and consult with its own experts and lawyers concerning the performance by the Landlord of its rights and obligations.

               (iv) BOUND BROOK. Without limitation of the foregoing, the Landlord may arrange to cause the move of any automobile franchise operated by any Tenant from the present Bound Brook Premises to another location mutually acceptable to the parties hereto in order to permit more efficient investigation and or remediation of the Bound Brook site.

               (v)   Intentionally Omitted.

               (vi)  Intentionally Omitted.

          (b) Notwithstanding any other provision of this Article, Tenant agrees to cooperate with Landlord with respect to any environmental matters, shall keep Landlord fully apprised in this regard and shall provide Landlord with copies of any reports, investigations or Notices received or undertaken relative to the Premises.

          (c) DISCLAIMER. The transactions covered by this Agreement and all other agreements between or among any or all parties hereto involve properties and operations that are conveyed "AS IS, WHERE IS.", and are subject only to any specific representations, warranties or covenants made herein. Tenant is aware that the Premises have had instances of environmental contamination or noncompliance and Tenant has been given authority acceptable to Tenant to conduct investigations and due diligence independent of this Lease to determine the nature and extent of such conditions and has determined to proceed with the transactions contemplated hereunder subject to the provisions of this Lease. As noted above, Tenant, or Affiliates of Tenant, have been in use and occupancy of the Premises for several years prior to entering into this Lease. In no event shall there by any liability of Landlord, Joseph C. DiFeo or Samuel X. DiFeo for lost profits, consequential damages or otherwise by reason of any Environmental Claim or by reason of the Landlord's or Dealership's actions or omissions under or by reason of any Environmental Claim or this Lease.

          Section 22.9. SURVIVAL. Tenant's obligations under this Lease shall survive the expiration or sooner termination of this Lease.


                                  ARTICLE XXIII

                                NOTICES; CONSENTS


          Section 23.1. NOTICES. Any notice, demand, request, approval or other communication (a "NOTICE") which, under the terms of this Lease or under any statute, must or may be given by the parties hereto, must be in writing, and must be given by mailing the same by registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties as follows:

               If to Landlord:

                    Samuel X. DiFeo
                    121 Lorraine Avenue
                    Spring Lake, New Jersey 08755

               with a Copy to:

                    Arnold & Porter
                    399 Park Avenue
                    New York, New York 10022
                    Attn:  Michael J. Canning

               If to Tenant:

                    United Auto Group, Inc.
                    375 Park Avenue
                    Suite 2201
                    New York, New York 10022
                    Attn: Philip Smith

               with a Copy to:

                    Edward McKenzie
                    Bressler Amery & Ross
                    325 Columbia Turnpike
                    Florham Park, N.J.  07932

Either party, and the holder of any Mortgage or Fee Mortgage who shall have made the request referred to in the last sentence of this Section 23.1, may designate by notice in writing given in the manner herein specified a new or other address to which a notice shall thereafter be so given. All notices shall be deemed given when received. If requested in writing by the holder of any Mortgage or Fee Mortgage (which request shall be made in the manner provided in this Section
23.1 and shall specify an address to which notices shall be given) any such notice shall also be given contemporaneously to such holder in the manner herein specified.

          Section 23.2. LANDLORD'S CONSENT. (a) No consent, approval or other exercise of discretion (a "Consent") by Landlord shall, unless this Lease specifies that such Consent is within Landlord's sole discretion, be unreasonably withheld or refused. If Landlord shall fail to respond to any request by Tenant for any Consent, within twenty (20) days after the date of such request, and within ten (10) days after a further notice from Tenant, stating that it is a "Second Notice" and referring to this Section, such request shall be conclusively deemed to have been approved by Landlord. In any refusal to grant Consent, Landlord shall specify in reasonable detail the reasons for its refusal. Any dispute between the parties as to whether Landlord should have granted a Consent shall be resolved by ADR in the manner described in Article 18.

          (b) With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold, delay or refuse its consent, Tenant, in no event shall be entitled to make, nor shall Tenant make, any offset against rent otherwise due nor shall Tenant withhold any rent otherwise due pursuant to the terms of this Lease based upon any claim or assertion by Tenant that Landlord has unreasonably withheld, refused or delayed any consent or approval; but, unless Landlord's unreasonable withholding, refusal or delay is arbitrary, capricious or in bad faith (in which event Tenant's rights and remedies against Landlord shall not be so limited), Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.


                                  ARTICLE XXIV

                                 QUIET ENJOYMENT

          Section 24.1. QUIET ENJOYMENT. Subject to the terms of this Lease, Tenant, upon paying the Base Rent, additional rent and all other charges herein provided for and upon observing and keeping all of the covenants, agreements and provisions of this Lease on its part to be observed and kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation.


                                   ARTICLE XXV

                       INVALIDITY OF PARTICULAR PROVISIONS

          Section 25.1. INVALIDITY. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


                                  ARTICLE XXVI

                                    BROKERAGE

          Section 26.1.  BROKERAGE.   Each party represents and warrants to the
other that it has dealt with no broker or finder in connection with this Lease. Each party agrees to indemnify and hold harmless the other party from and against any claims, liabilities, suits, actions, loss, damage or expense (including attorneys, fees and disbursements) resulting from any breach of the foregoing representation and warranty.


                                  ARTICLE XXVII

                               MEMORANDUM OF LEASE

          Section 27.1. MEMORANDUM OF LEASE. Each party shall execute and deliver, and Tenant may at any time record in the appropriate land records, a notice or memorandum of this Lease in recordable form reasonably acceptable to both parties. From time to time, promptly at the request of either party, each party shall execute and deliver, and the requesting party may thereafter record in the appropriate land records, an amendment or modification to such notice or memorandum of lease in recordable form reasonably acceptable to both parties. This Lease shall not be recorded. Upon any termination of this Lease, Tenant shall, within ten (10) days after demand, execute and deliver to Landlord a document sufficient to discharge of record any such notice or memorandum.


                                 ARTICLE XXVIII

                                  MISCELLANEOUS

          Section 28.1. NO ORAL MODIFICATIONS. This Lease may not be modified or amended except by a writing executed by both parties.

          Section 28.2. GOVERNING LAW. This Lease shall be governed by and shall be construed in accordance with the laws of the State in which the Premises is located.

          Section 28.3. UNAVOIDABLE DELAYS. If, during the term of this Lease, either party shall be prevented or delayed from punctually performing any obligations or satisfying any conditions of this Lease by any strike, lockout, labor dispute, inability to obtain labor or materials, Act of God, legal requirements, governmental restriction, regulation or control, enemy or hostile action, civil commotion or other condition beyond the reasonable control of such party, then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event. If either party shall, as a result of any such event, be unable to exercise any right or option contained in this Lease within any time period provided for in this Lease, such time period shall be deemed extended for a period equal to the duration of the delay caused by such event. Nothing herein contained shall apply to either party's obligations to pay monies to the other party (including, as to Tenant, a failure by Tenant to pay any Base Rent or Additional Rent due under this Lease).

          Section 28.4. SUCCESSORS AND ASSIGNS. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns (but, in the case of Tenant, only permitted assigns).

          Section 28.5. CONSTRUCTION. The terms "include", "including" and similar terms as used herein, shall be construed as if followed by the phrase "without limitation". All reference in this Lease to Articles, Sections, subsections or Exhibits shall be deemed references to

Articles, Sections or subsections of or Exhibits to and incorporated into this Lease, unless expressly provided to the contrary.

          Section 28.6. NO JOINT VENTURE. Landlord and Tenant agree that they are not partners or joint venturers by reason of this Lease.

          Section 28.7. AUTHORIZATION. The person and entity signing this Lease for Landlord and Tenant, respectively, each represents and warrants that this Lease has been duly authorized, executed and delivered by Landlord and Tenant, as the case may be.

          Section 28.8. RELATIONSHIP OF LANDLORD TO TENANT. Landlord, an Affiliate of Landlord, or persons comprising Landlord, may be a stockholder, partner or the like in Tenant or an Affiliate of Tenant, which fact shall not impose any duty or obligation (fiduciary or otherwise) on the Landlord in acting as landlord under this Lease, it being specifically understood and agreed that Landlord shall have the right to do or not do anything with respect to this Lease to the same extent as if Landlord, an Affiliate of Landlord or persons comprising Landlord were not a stockholder, partner or the like with or in Tenant or any Affiliate of Tenant.

          Section 28.9. NO SERVICE. Landlord will furnish no services of any kind in or to the Premises. All required services shall be procured by Tenant at its cost and expense.

          Section 28.10. NO ABATEMENT UNLESS SPECIFIED. Except as may be otherwise expressly provided in this Lease there shall be no abatement or reduction of rents or other charges payable by Tenant under this Lease because of inconvenience, interruption, cessation or loss of business or otherwise, caused directly or indirectly by any present or future laws, rules, requirements, orders, directions or regulations or any governmental authority whatever or by priorities, rationing or curtailment of labor or materials or by war or any manner or thing resulting therefrom, or by any other cause or causes, nor shall this Lease be affected by any such causes.

          Section 28.11. CAPTIONS. The captions herein are for convenience of reference only and shall not be deemed to define, limit or describe the scope or intendment of any provision of this Lease.

          Section 28.12. SURRENDER. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee of Landlord during the term of this Lease shall be deemed to be an acceptance of a surrender of the Premises. Surrender of the Premises can only be affected by agreement in writing signed by Landlord accepting or agreeing to accept such a surrender.

          Section 28.13. LANDLORD FOR TIME BEING. The term "Landlord" means the owner, at the applicable time, of the Premises. If the named Landlord or any successor landlord shall convey the Premises or transfer its interest therein and the assignee shall assume Landlord's obligations hereunder, the assigning Landlord shall thereupon cease to be liable for any subsequently accruing obligations under this Lease.

          Section 28.14. NON-RECOURSE. There shall be absolutely no personal liability on the part of the Landlord, its partners, shareholders, officers, directors, agents and employees or their successors or assigns with respect to any of the terms, covenants and conditions of this Lease or with respect to any act, omission or negligence of the Landlord. Tenant shall look solely to Landlord's estate and property in the Premises and net proceeds therefrom for the satisfaction of Tenant's remedies for the collection of any judgment or any other judicial process requiring the payment of money by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant or Tenant's use of occupancy of the Premises.

          Section 28.15. CROSS-DEFAULT; CROSS- COLLATERALIZATION. (a) Any one or more events constituting a default by Tenant hereunder or by Tenants under any Affiliate Leases or Affiliate Subleases shall, at Landlord election, constitute a default under this Lease and all Affiliate Leases and Affiliate Subleases.

          (b) Any item of security under this Lease or any Affiliate Lease or Affiliate Sublease shall constitute security under all such Leases and Subleases.

          Section 28.16. LEASE MODIFICATIONS. Tenant agrees that in the event any Institutional Fee Mortgagee shall require modifications to this Lease in connection with the granting of a Fee Mortgage to Landlord, Tenant shall reasonably cooperate with such Institutional Fee Mortgage and Landlord to effectuate such modifications, and shall execute any reasonable Lease amendment or Lease modification relative thereto; provided, however, that any such amendment or modification shall not increase any financial obligations or materially increase any obligations or decrease any rights of Tenant under this Lease.

          Section 28.17. LANDLORD ASSIGNMENT. Anything herein to the contrary notwithstanding Landlord shall have the right to assign this Lease, without the prior consent of Tenant, provided any such assignee shall execute, acknowledge and deliver to Tenant an agreement assuming all obligations and performance of this Lease to be rendered by Landlord from and after the effective date of such assignment, other than the Landlord Guaranty if such assignee is not an Affiliate of Landlord.

                                  ARTICLE XXIX

                                LEASE GUARANTIES

          Section 29.1. TENANT GUARANTY. (a) In order to induce Landlord to enter into the Lease, and Affiliates of Landlord to enter into Affiliate Leases and Affiliate Subleases, Tenant agrees to unconditionally guarantee to each Landlord of an Affiliate Lease and an Affiliate Sublease (a) the full prompt and unconditional payment of all sums owed by each Tenant (and each successor and assign of such Tenant with respect to its interest therein) pursuant to such Affiliate Lease and Affiliate Sublease (which includes, but is not limited to, the Annual CTT Payments) which may become due under such Affiliate Lease and Affiliate Sublease; and (b) the full, prompt and unconditional performance of every obligation of each Tenant (and each successor and assign of such Tenant with respect to its interest therein) to be performed under such Affiliate Lease and Affiliate Sublease. The Tenant hereby agrees that if any amount as aforesaid is not paid under any Affiliate Lease or Affiliate Sublease when and as the same shall be due and payable, or if any obligation under any Affiliate Lease or Affiliate Sublease is not fully performed on a timely manner, the Tenant shall, from an after the Performance Date (as hereinafter defined) cause such amount to be paid or cause such performance to be rendered, as if the same were to be paid or performed by the Tenant hereunder. The term "Performance Date" shall mean, with respect to each Affiliate Lease or Affiliate Sublease, the date upon which an Event of Default (as defined therein) shall have occurred under such Affiliate Lease or Affiliate Sublease with respect to which Event of Default the Landlord thereunder shall be entitled to proceed to exercise the rights and remedies provided for therein upon the occurrence of such Event of Default without the requirement under such Affiliate Lease or Affiliate Sublease to give any further notice of default to the Tenant thereunder, and any applicable grace period provided to such Tenant shall have expired.

          (b) The obligations of the Tenant pursuant to this Guaranty shall be absolute and unconditional, irrespective of any (a) legal or equitable defense;
(b) discharge of one or more Tenants from its obligations under their respective Affiliate Lease or Affiliate Sublease; (c) the validity or enforceability of the any Affiliate Lease or Affiliate Sublease or any provision thereof; (d) the absence or delay of any action to enforce the provisions of any Affiliate Lease or Affiliate Sublease; and (e) any assignment of any Affiliate Lease or Affiliate Sublease of the premises subject thereto.

          (c) The Tenant hereby waives (a) all demands for payment or performance hereunder, notice of acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby, including notices of default by a Tenant or Tenants under any Affiliate Lease or Affiliate Sublease or any of them and waives diligence, presentment and suit on the part of any Landlord in the enforcement of any liability, obligation or duty guaranteed hereby; and (b) any right to have the Landlords proceed against the defaulting Tenant(s) (or their successors or assigns with respect to their interests under any Affiliate Lease or Affiliate Sublease) under any Affiliate Lease or Affiliate Sublease or any other guarantor of the Tenant's obligations under any Affiliate Lease or Affiliate Sublease before proceeding against the Tenant, or any right to have the Landlords enforce their rights against any Tenant, any other guarantor of the Tenant's obligations under any Affiliate Lease or Affiliate Sublease and/or exhaust any collateral security securing the Tenant's performance thereunder. Suit may be brought and maintained against the Tenant by any

Landlord under any Affiliate Lease or Affiliate Sublease to enforce any liability, obligation or duty guaranteed hereby without joinder of any other Tenant or other person. This Guaranty shall not be discharged except by the full performance of all obligations and liabilities of all Tenants under the Affiliate Lease or Affiliate Sublease.

          (d) The Landlords under any Affiliate Lease or Affiliate Sublease may deal with their respective Tenants in the same manner and as freely as if this Guaranty did not exist, and shall be entitled to grant to their respective Tenants such extension of time to perform any of their obligations pursuant to their respective Affiliate Lease or Affiliate Sublease from time to time and at any time, without in any way affecting, impairing, releasing or modifying, limiting or discharging, in whole or in part, the Tenant's liability and obligations hereunder. Such Landlords shall have the full right in their sole discretion and without any notice to their respective Tenants, from time to time and at any time, without affecting the liability and obligations of the Tenants hereunder, to make any change, amendment or modification whatsoever in any term or condition of the respective Affiliate Lease or Affiliate Sublease. Furthermore, no impairment, change, release or limitation of the liability of any or some of the Tenants in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code (11 U.S.C. Section 101 et seq.), or any similar law or statute of the United States or any state thereof shall impair, modify, change, release or limit in any manner the liabilities and obligations of the Tenant hereunder.

          (e) This Guaranty shall be binding upon the Tenant an its respective successors and assigns. Nothing contained in the preceding sentence shall be deemed to impose upon any assignee or subtenant of Tenant's interest in the Lease the obligation to guarantee contained herein.

          29.2. UAG GUARANTY. This Lease and all Tenant's obligations hereunder are guaranteed in all respects and in all events pursuant to the UAG Guaranty, a copy of which is attached hereto as Exhibit __.

          29.3. TRACE GUARANTY. This Lease and all Tenant's obligations hereunder are further guaranteed to the extent provided in the Trace Guaranty, a copy of which is attached hereto as Exhibit ____.

          IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the day and year first above written.


                         LANDLORD:

                         FAIR REALTY COMPANY


                         By:_________________________
                         Name:_______________________
                         Title:______________________



                         TENANT:


                         [UNITED AUTO GROUP, INC. OR
                         INDIVIDUAL PARTNERSHIP
                         (to be determined)]

                         By:_________________________
                         Name:_______________________
                         Title:______________________

                               SCHEDULE OF LEASES

1. Lease between Boundbrook Realty Associates, as Landlord, and Somerset Motors Partnership, as Tenant

     Rent -- $71,799 per month as of October 1, 1995

     Property Description -- The automobile dealership buildings of approximately 25,600 square feet and 18,200 square feet, respectively, along with parking, display and storage areas located on Lot 2, Block 7201 in the Township of Bridgewater, Somerset County, New Jersey

2. Lease between Rockland Realty Associates, as Landlord, and Rockland Motors Partnership, as Tenant

     Rent -- $12,901 per month as of October 1, 1995

     Property Description -- 73, 75 and 77 North Highland Avenue, Nyack, New York 10960.

3. Lease between SDJD 37 Realty, Inc., as Landlord, and OCM Partnership, t/a Gateway Mitsubishi, and OCT Partnership, t/a Gateway Toyota, as Tenants

     Rent -- $34,030 per month as of October 1, 1995

     Property Description -- Lot 6.01 in Block 691; Lot 28 in Block 691, and Lot 1 in Block 690.01, Dover Township, Ocean County, New Jersey.

4. Lease between Gateway Associates, as Landlord, and OCT Partnership t/a Gateway Toyota

     Rent -- $18,697 per month

     Property Description -- Lot 12.01, Block 691, Dover Township, Ocean County, New Jersey

5. Lease between J & S Equity Associates, as Landlord, and DiFeo Nissan Partnership, as Tenant

     Rent -- $27,817 per month as of October 1, 1995

     Property Description -- 126, 181-187 Roosevelt Avenue; 29 Marcy Avenue; 909, 911-913, 915-921 and 967-983 Communipaw Avenue

6. Lease between J & S Equity urban Renewal Corp., as Landlord, and Hudson Motors Partnership, as Tenant

     Rent -- $30,000 per month as of October 1, 1995

     Property Description -- Block 1290.1, Lot A.1 on the Tax Map of Jersey City, Hudson County, New Jersey

7. Lease between J & S Associates, as Landlord, and Hudson Motors Partnership, as Tenant

     Rent -- $40,000 per month as of October 1, 1995

     Property Description -- Block 1290.1, Lot A.2 on the Tax Map of Jersey City, Hudson County, New Jersey

8. Lease between J & S Equity Associates, as Landlord, and DiFeo Chevrolet-Geo Partnership, DiFeo Jeep-Eagle Partnership and DiFeo Hyundai Partnership, as Tenants

     Rent -- $57,000 per month as of October 1, 1995

     Property Description -- 599 U.S. Route 440, known as Lots 10K1 & 10K2, Block 1751, Tax Map of City of Jersey City, Hudson County, New Jersey

9. Lease between Fair Realty Company, as Landlord, and Danbury-Mt. Kisco Saturn Partnership, Danbury Auto Partnership, and Fair Chevrolet-Geo Partnership, as Tenants

     Rent -- $80,000 per month as of October 1, 1995

     Property Description -- 102 Federal Road, Danbury, Connecticut, more particularly described as a portion of the following described land currently used as the Fair Cadillac-Oldsmobile-Isuzu car dealership (i.e., List 6759, Lot 0009).

10. Lease between Fair Realty Company, as Landlord, and Danbury-Mt Kisco Saturn Partnership, Danbury Auto Partnership, and Fair Chevrolet-Geo Partnership, as Tenants

     Rent -- $7,505 per month as of October 1, 1995

     Property Description -- Federal Road, Danbury, Connecticut (i.e., List 6758, Lot 0007).


                                       -2-